                          SCHEDULE 14A INFORMATION




                  Proxy Statement Pursuant to Section 14(a)
                   of the Securities Exchange Act of 1934



         Filed by the Registrant [ X ]

         Filed by a Party other than the Registrant [  ]



Check the appropriate box:

         [   ]   Preliminary Proxy Statement

         [   ]   Confidential, for Use of the Commission Only (as permitted by
                 Rule 14a-6(e)(2))

         [ X ]   Definitive Proxy Statement

         [   ]   Definitive Additional Materials

         [   ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
                 Section 240.14a-12



                        CAPITAL FACTORS HOLDING, INC.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)



                               Not Applicable
   -----------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)



Payment of Filing Fee (Check the appropriate box):


         [ X ]   No fee required.

         [   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
                 and 0-11.

         [   ]   Fee paid previously with preliminary materials.



[   ]    Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                        CAPITAL FACTORS HOLDING, INC.
                      1799 WEST OAKLAND PARK BOULEVARD
                       FORT LAUDERDALE, FLORIDA 33311

                                 --------------

                 NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON FRIDAY, MAY 23, 1997

                                 --------------

To the Shareholders of Capital Factors Holding, Inc.:

         NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Shareholders (the "Annual Meeting") of Capital Factors Holding, Inc. (the "Company") will be held at the Boca Raton Resort & Club, 501 East Camino Real, Boca Raton, Florida, 33431, on Friday, May 23, 1997, at 10:00 a.m., for the following purposes:

         (1) To elect ten persons to the Company's Board of Directors to hold office until their terms shall expire or until their successors are duly elected and qualified;

         (2) To consider and vote upon a proposal to approve the Capital Factors Holding, Inc. Stock Option Plan, as set forth in Appendix A hereto;

         (3) To consider and vote upon a proposal to approve the material terms of the performance goals relating to the incentive compensation and deferred compensation provisions set forth in the Employment Agreement between the Company and John W. Kiefer, Chief Executive Officer and President of the Company, as set forth in Appendix B hereto; and

         (4) To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on April 7, 1997 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

         Whether or not you expect to be present at the Annual Meeting, please sign, date and return the enclosed proxy card as promptly as possible in the enclosed pre-addressed stamped envelope.

                                             By Order of the Board of Directors


                                             TIMOTHY E. KISH
                                             Secretary


Miami, Florida
May 2, 1997


         THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                        CAPITAL FACTORS HOLDING, INC.

                               ---------------

                               PROXY STATEMENT

             FOR THE MAY 23, 1997 ANNUAL MEETING OF SHAREHOLDERS

                               ---------------

         This Proxy Statement is furnished to shareholders of Capital Factors Holding, Inc., a Florida corporation (the "Company"), in connection with the solicitation by the Company's Board of Directors of proxies for the Annual Meeting of Shareholders to be held on Friday, May 23, 1997, and any adjournments or postponements thereof (the "Annual Meeting"), pursuant to the enclosed Notice of Annual Meeting. The approximate date of mailing this Proxy Statement and the accompanying proxy to the Company's shareholders is May 2, 1997. The complete mailing address, including zip code, of the Company is 1799 West Oakland Park Boulevard, Fort Lauderdale, Florida 33311. The Company's telephone number is (954)730-2900. The Company will be relocating its principal executive offices during the second or third quarter of 1997 to 120 East Palmetto Park Road, 5th Floor, Boca Raton, Florida 33432; telephone number: (561)368-5011. The current offices will be retained for administrative and back office functions.

USE OF PROXIES AT THE ANNUAL MEETING

         The enclosed proxy is solicited on behalf of the Company's Board of Directors. Proxies in the accompanying form, if properly executed, received by the Company prior to the Annual Meeting and not revoked prior to the use thereof, will be voted at the Annual Meeting as instructed thereon. Executed proxies with no instructions indicated thereon that have not been revoked will be voted:

          (i) for the election of ten directors, as set forth below under "Election of Directors;"

         (ii) for the approval of the Capital Factors Holding, Inc. Stock Option Plan, as set forth below under "Proposal to Approve Stock Option Plan;"

         (iii) for the approval of the material terms of the performance goals relating to the incentive compensation and deferred compensation provisions set forth in the Employment Agreement between the Company and John W. Kiefer, Chief Executive Officer and President of the Company, as set forth below under "Proposal to Approve the Material Terms of the Performance Goals Relating to the Incentive Compensation and Deferred Compensation Provisions Set Forth in the Employment Agreement;" and

         (iv) to transact such other business as may properly come before the Annual Meeting, including any adjournments or postponements thereof.

         The Board of Directors knows of no matters that are to be presented for consideration at the Annual Meeting other than those described in this Proxy Statement, but if other matters are properly presented, it is the intention of the persons designated as proxies in the enclosed form of proxy to vote as proxies with respect to such matters in accordance with their judgment.

REVOCATION OF PROXIES

         The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation of duly executed proxy bearing a later date. No revocation will be effective, however, until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

RECORD DATE; SHAREHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING

         Holders of the Company's Common Stock of record on the books of the Company as of the close of business on April 7, 1997 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. At the Record Date, there were 12,300,000 shares of Common Stock outstanding. Holders of Common Stock will vote together as a single class on all matters submitted to the shareholders for a vote at the Annual Meeting, with each share of Common Stock entitled to one vote on each matter presented.

QUORUM; ADJOURNMENT; VOTE REQUIRED FOR APPROVAL

         As set forth in the Bylaws of the Company, the attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. If less than a majority of the outstanding shares of Common Stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice until a quorum is obtained.

         In order to be elected, nominees for director must receive a plurality of the votes cast by holders of shares of Common Stock voting in person or by proxy at the Annual Meeting. The proposals to approve the Capital Factors Holding, Inc. Stock Option Plan and the material terms of the performance goals relating to the incentive compensation and deferred compensation provisions set forth in the Employment Agreement with John W. Kiefer, Chief Executive Officer and President of the Company, must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock of the Company voting in person or by proxy at the Annual Meeting on such matters. Capital Bank, the holder of approximately 81% of all issued and outstanding shares of the Company's Common Stock, has advised the Company that it intends to vote such shares in favor of all nominees for director and all of the foregoing proposals. Accordingly, all nominees for director will be elected and all such proposals will be approved, notwithstanding the vote of any other shareholders.

          Abstentions are considered as shares present and entitled to vote for purposes of determining the presence of a quorum and will be counted as votes cast for purposes of determining the outcome of any matter submitted to the shareholders for a vote, but are not counted as votes cast "for" or "against" any matter. The inspector of elections will treat shares referred to as "broker or nominee non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the proxies reflect broker or nominee non-votes, shares represented by such proxies will be treated as not present and not entitled to vote on that subject matter and, therefore, will not be considered by the inspectors as shares entitled to vote on the subject matter and will not be considered by the inspectors when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Accordingly, broker or nominee non-votes will not have the same effect as a vote against the election of any director or against any of the proposals presented at the Annual Meeting. Abstentions will not have the same effect as a vote against the election of any director but will have the same effect as a vote against the proposals to approve the Capital Factors Holding, Inc. Stock Option Plan and the material terms of the performance goals relating to the incentive compensation and deferred compensation provisions set forth in the Employment Agreement with John W. Kiefer, Chief Executive Officer and President of the Company.

SOLICITATION

         The Company will bear the cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy. In addition to the use of the U.S. mail, directors, officers and regular employees of the Company or its subsidiaries may solicit proxies personally or by telephone, facsimile or telegram. They will receive no compensation therefor in addition to their regular salaries. The Company will reimburse banks, custodians, brokerage houses, nominees and other fiduciaries for their reasonable expenses in sending the proxy materials to their principals.

         Copies of the Company's Annual Report, including consolidated financial statements for the year ended December 31, 1996 are being mailed to shareholders with this Proxy Statement.

                            ELECTION OF DIRECTORS

         It is intended that the shares shown on the enclosed proxy, if returned properly executed, will be voted for the election of the ten nominees for director named below, unless the proxy is marked to indicate that such authorization is expressly withheld. Each nominee elected will serve until the next annual meeting of shareholders and until his or her successor has been duly elected and qualified. Each of the nominees for director has consented to being named as a nominee in this Proxy Statement and to serve if elected. If, however, any nominee becomes unavailable for any reason or if a vacancy occurs before the election, which event is not now anticipated, at the discretion of the proxies, the shares as to which a proxy has been granted will be voted for such substitute nominee or nominees as may be selected by the Board of Directors of the Company.

NOMINEES

         The following table contains information with respect to each nominee for director. Each nominee is currently a director of the Company and Capital Factors, Inc., the Company's wholly owned subsidiary ("Capital Factors"). The table describes the periods each nominee has served as director of the Company or, if before 1994 (the year in which the Company became the parent company for Capital Factors), of Capital Factors; his or her positions and offices, if any, with the Company and Capital Factors; and his or her principal occupation or employment for the past five years.

                              Name, Age, Principal Occupation                                    Director
                           Directorship and Business Experience (1)                               Since
 -----------------------------------------------------------------------------------------      ---------

 JOHN W. KIEFER:  AGE 50                                                                           1987
          Chief Executive Officer and President (April 1994 to present) of the Company;
          Director, Chief Executive Officer and President (April 1987 to present) of
          Capital Factors; Senior Vice President of Capital Bancorp (January 1987 to
          present); Director of Capital Bank (October 1992 to present).

 JAVIER J. HOLTZ: AGE 36                                                                           1987
          Chairman of the Board (October 1994 to present) and Executive Vice President
          (November 1994 to present) of the Company; Chairman of the Board (October 1994 to present) and Executive Vice President (November 1994 to present) of Capital
          Factors; Senior Vice President (January 1990 to present) of Capital Bancorp;
          Director (July 1988 to present) and Executive Vice President (September 1994 to present) of Capital Bank; Chairman of the Board (October 1994 to present) of
          Capital Bank, N.A., a national banking association located in Rockville,
          Maryland.

 DANIEL M. HOLTZ:  AGE 37                                                                         1985-
          Director (1985 to 1987, June 1993 to present) of Capital Factors; Chairman of           1987,
          the Board (October 1994 to present), Chief Executive Officer (October 1994 to            1993
          present) and President (February 1994 to present) of Capital Bancorp; Chairman             to
          of the Board (October 1994 to present), Chief Executive Officer (October 1994         present
          to present) and President (October 1991 to present) of Capital Bank; Director
          (July 1985 to June 1993) and President (September 1987 to June 1993) of Capital
          Bank of California, which was declared insolvent and closed by the California
          Superintendent of Banks in June 1993.


                              Name, Age, Principal Occupation                                    Director
                         Directorship and Business Experience (1)                                 Since
 -----------------------------------------------------------------------------------------      ---------


 STEPHEN N. ASHMAN: AGE 48                                                                         1985
          Director (May 1985 to present) of Capital Factors; Chief Executive Officer and
          President (November 1991 to present) of Capital Bank, N.A., a national banking association located in  Rockville, Maryland; Chief Financial Officer and
          Treasurer (February 1985 to November 1991) of Capital Bancorp; Executive Vice
          President and Chief Financial Officer (February 1985 to November 1991) of
          Capital Bank.

 RONALD S. CHASE: AGE 53                                                                           1992
          Director (September 1992 to present) of Capital Factors; Director (July  1993 to present) of Capital Bank;  President and Owner of Chase Holdings & Advisory
          Services, Inc. (June 1991 to present), a company which provides financial advisory services to corporations and litigation attorneys;  President and Owner of RSC Development, Inc. (November 1993 to present), a residential developer;
          President and Owner of CFAT H20, Inc. (November 1993 to present), a water treatment facility; Partner (July 1965 to May 1991) of Deloitte & Touche, LLP;
          Founding Director (1985 to present) of Greater Miami Neighborhood, Inc., a not-
          for-profit affordable housing developer.

 CYNTHIA R. COHEN: AGE 44                                                                          1996
          Director (July 1996 to present) of Capital Factors; President (June 1990 to present) of Marketplace 2000, a marketing and strategy consulting firm; Partner
          (August 1987 to May 1990) of Deloitte & Touche, LLP; Director (1994 to present)
          of Office Depot, Inc., a retail office equipment company; Director (1993 to present) of Loehmann's Holdings, Inc., a retail clothing company; Director
          (1993 to present) of One Price Clothing, Inc., a  retail clothing company;
          Director (1991 to present) of Spec's Music Stores, Inc., a retail record company.

 NORMAN G. EINSPRUCH: AGE 64                                                                       1996
          Director (July 1996 to present) of Capital  Factors; Professor (August  1977 to present) and Chairman (June 1994 to present) of the Department of Industrial
          Engineering at the University of Miami; Director (May 1981 to present) of
          Ogden Corporation, an energy, aviation and entertainment company.

 JACK D. LISTANOWSKY: AGE 49                                                                       1993
          Director (November 1993 to present) of Capital Factors; Vice President-Chief
          Sourcing and Production Officer (April 1995 to present) of The Limited, Inc., a clothing retailer; Executive Vice President of Manufacturing and Operations
          (December 1981 to April 1995) of Liz Claiborne, Inc., a clothing manufacturer.

 HAROLD L. OSHRY: AGE 74                                                                           1992
          Director of Capital Factors (September 1992 to present);Chairman of the Board
          (1953 to present) of Universal Ford, Inc., an automobile retailer; President
          (1986 to present) of 5-0 Associates, a real estate development company;
          Chairman, President and Chief Executive Officer (1955 to 1985) of Sandgate
          Corp, a motor vehicle leasing company.


                              Name, Age, Principal Occupation                                    Director
                         Directorship and Business Experience (1)                                 Since
 -----------------------------------------------------------------------------------------      ---------


 BRUCE S. RAIFFE: AGE 39                                                                           1993
          Director (September 1993 to present) of Capital Factors; President (March 1993 to present) and Executive Vice President (October 1986 to March 1993 ) of Gund,
          Inc., a toy manufacturer; Director (June 1977 to present) of the United
          Cerebral Palsy Association.
-------------------------------

(1) Capital Factors is a wholly owned subsidiary of the Company. Capital Bank is the principal shareholder of the Company and owns approximately 81% of the outstanding Common Stock. Capital Bank is the wholly owned subsidiary of Capital Bancorp. Daniel Holtz and Javier Holtz are brothers. See "Executive Compensation -- Compensation Committee Interlocks and Insider Participation" and "Executive Compensation -- Certain Relationships and Related Transactions" for more information regarding the relationship between the Company and each of Capital Bancorp and Capital Bank.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         Ronald S. Chase, Cynthia R. Cohen, Norman G. Einspruch and Bruce S. Raiffe currently serve as members of the Company's Audit Committee. The Audit Committee's functions include recommending to the Board of Directors the engagement of the Company's independent certified public accountants, reviewing with such accountants the plan and results of their audit of the financial statements and reviewing the Company's significant accounting policies and
internal controls.   The Audit Committee, which was formed in March 1996, meets approximately once every quarter and held two meetings in 1996.

         In addition, Mr. Chase, Ms. Cohen, Jack D. Listanowsky and Harold L. Oshry serve on the Company's Compensation Committee, which has final approval authority with respect to compensation paid to the Company's and Capital Factors' executive officers, including the Chief Executive Officer. The Compensation Committee is also responsible for the grant of options under the Capital Factors Holding, Inc. Stock Option Plan. Dr. Einspruch, Mr. Listanowsky, Mr. Oshry and Mr. Raiffe also serve on the Company's Conflict of Interest Committee, which, among other things, reviews and makes recommendations with respect to transactions between the Company and any of its affiliates, including those with Capital Bank, which as of the Record Date owned approximately 81% of the outstanding Common Stock of the Company, and Capital Bank's parent company, Capital Bancorp. The Compensation Committee meets on an as needed basis and held five meetings in 1996. The Conflict of Interest Committee also meets on an as needed basis but held no meetings in 1996.

         Every member of the Company's Board of Directors serves as a member of the Credit Committee, which meets at least quarterly and reviews new factoring clients and monitors current accounts. The Credit Committee held six meetings in 1996. The Company does not have a standing nominating committee; instead, the Board as a whole selects its nominees for election as directors.

         The Company's Board of Directors held nine meetings and Capital Factors' Board of Directors held 11 meetings during 1996. During 1996, each director attended at least 75% of the aggregate of all meetings of both the Company's and Capital Factors' boards of directors and all meetings of the committees on which he or she served, except Jack Listanowsky and Bruce Raiffe.

COMPENSATION OF DIRECTORS

         Capital Factors pays all directors a monthly retainer of $1,000 and $250 for each meeting attended by the director. The Company does not pay any directors' fees. Capital Factors also reimburses all directors for any travel-related expenses incurred in connection with their activities as directors. Non-employee directors who are members of a Board committee receive an additional fee per meeting of the applicable committee of $400 for service on those committees. Employee members of the committees do not receive additional compensation for their service on the committees.

         In addition, pursuant to the Capital Factors Holding, Inc. Stock Option Plan, in 1996, each non-employee director received options to acquire 10,000 shares of Common Stock of the Company upon the later of his or her appointment as a director or the effectiveness of the initial public offering of the Company's Common Stock, which was consummated in the third quarter of 1996. Pursuant to such plan, each non-employee director will also receive options to purchase 2,000 shares of Common Stock on the date of each annual meeting of shareholders of the Company, if such person continues to serve as a director of the Company on such date.

         In addition, certain directors of the Company have in the past received options to acquire shares of the Common Stock of Capital Bancorp for their service on the Company's and Capital Factors' Board of Directors and in
other capacities.   Capital Bancorp is the parent company of Capital Bank,
which owns approximately 81% of the outstanding Common Stock of the Company.
No such options, however, were granted to directors of the Company or Capital Factors for services rendered during the 1996 fiscal year, although certain directors, who are also officers and/or directors of Capital Bancorp and/or Capital Bank, received options to purchase shares of Capital Bancorp Common Stock. John W. Kiefer, Javier J. Holtz and Daniel M. Holtz received options to purchase a total of 5,000, 6,000 and 18,000 shares of Capital Bancorp Common Stock, respectively, in 1997 for services rendered in 1996. The grants of such options, however, reflect compensation for such person's service with Capital Bancorp and Capital Bank, not the Company or Capital Factors.

                            EXECUTIVE COMPENSATION

ANNUAL COMPENSATION

         The following table sets forth the aggregate compensation earned for services rendered in all capacities to the Company and Capital Factors during the years ended December 31, 1994, 1995 and 1996 by the Chief Executive Officer and the four most highly compensated executive officers of the Company and Capital Factors, other than the Chief Executive Officer, whose aggregate remuneration exceeded $100,000 (the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                                                                                           Long Term
                                                                                         Compensation
                                                                                         ------------
                                                       Annual Compensation                   Awards
                                     ------------------------------------------------   --------------

                                                                                           Number of
                                                                                          Securities
                                                                          Other Annual    Underlying
         Name and                                                         Compensation     Options/         All Other
      Principal Position     Year        Salary ($)      Bonus ($)           ($)(1)       SARs (2) #       Compensation ($)
 ------------------------    ----    ---------------  -------------   ----------------   ------------     -----------------

 JOHN W. KIEFER              1996       300,000        372,835(3)        14,750 (4)         120,000          300,168 (5)
 Chief Executive Officer     1995       275,000        300,000           14,850                  --          350,168
 and President               1994       231,000        200,000           15,000                  --           50,168




 STEPHEN J. DONOHUE          1996       232,000        283,073               --              60,000          354,784 (6)
 Executive Vice              1995       210,000        262,171               --                  --           54,784
 President - NY              1994       185,000        200,074               --                  --           54,826
 Regional Manager



 JAMES L. MORRISON           1996       189,000        212,796               --              60,000          273,588 (7)
 Executive Vice              1995       171,000        162,490               --                  --           53,588
 President- CA               1994       151,000         95,504               --                  --           53,588
 Regional Manager



 MICHAEL J. SULLIVAN         1996       165,000         85,000               --              20,000               --
 Senior Vice                 1995       125,577 (8)     70,000               --                  --               --
 President - NC              1994            --             --               --                  --               --
 Regional Manager


 DENNIS A. MCDERMOTT         1996       112,000         75,000               --              40,000            1,120
 Senior Vice President       1995       100,000         60,000               --                  --            1,000
 and Chief Financial         1994        90,000         35,000               --                  --              990
 Officer



--------------------
(1) The Company and its subsidiaries provide automobiles and certain other benefits for each Named Executive Officer. After reasonable inquiry, management has determined that the aggregate amount of perquisites and other personal benefits provided to each Named Executive Officer does not total the lesser of $50,000 or 10% of his total annual salary and bonus.

                                        (Footnotes continued on following page.)

(2) The Company has not granted any freestanding SARs. For more information regarding the 1996 option grants and the SARs attached to certain of such grants, see "Proposal to Approve Stock Option Plan --Prior Grants of Options" and "-- Eighty Percent Period Limitations and Conversion to SARs" below. This table does not include options to acquire 24,000, 12,000, 12,000, 4,000 and 10,000 shares of Common Stock which were granted to Messrs. Kiefer, Donohue, Morrison, Sullivan and McDermott, respectively, on April 25, 1997 at an exercise price of $13.50 per share (the closing price of the Common Stock on April 24, 1997 as quoted on the Nasdaq National Market). Such options were granted for a term of 10 years, vest in 20% increments over a five-year period and are subject to exercise limitations as described under "Proposal to Approve Stock Option Plan -- Eighty Percent Period Limitations and Conversion to SARs" below.

(3) Includes a cash bonus of $26,635 equal to the amount of principal and interest which was due as of December 31, 1996 on the loan made to Mr. Kiefer by the Company pursuant to the terms of his employment agreement.

(4) Represents directors' fees paid to Mr. Kiefer for his service as a director of the Company and Capital Factors.

(5) Represents (i) a one-time bonus of $250,000 which was paid to Mr. Kiefer upon the execution of his new employment agreement pursuant to the terms thereof, and not with respect to any particular year, and (ii) $50,168 in premiums paid for supplemental life insurance benefits on behalf of Mr. Kiefer. The Company will be reimbursed for its life insurance premium payments when the benefits are paid under the policies or the policies are terminated and the cash proceeds distributed.

(6) Represents (i) a one-time cash bonus of $200,000 which was paid to Mr. Donohue upon the termination of his previous employment agreement, and not with respect to any particular year, (ii) a one-time cash bonus of $100,000 which was paid to Mr. Donohue upon the execution of his new employment agreement pursuant to the terms thereof, and not with respect to any particular year, (iii) $53,284 in premiums paid in 1996 for supplemental life insurance benefits on behalf of Mr. Donohue, and (iv) $1,500 in matching contributions made to Capital Bancorp's 401(k) Plan on behalf of Mr. Donohue. The Company will be reimbursed for its life insurance premium payments when the benefits are paid under the policies or the policies are terminated and the cash proceeds distributed.

(7) Represents (i) a one-time cash bonus of $120,000 which was paid to Mr. Morrison upon the termination of his previous employment agreement, and not with respect to any particular year, (ii) a one-time cash bonus of $100,000 which was paid to Mr. Morrison upon the execution of his new employment agreement pursuant to the terms thereof, and not with respect to any particular year, and (iii) $53,588 in premiums paid in 1996 for supplemental life insurance benefits on behalf of Mr. Morrison. The Company will be reimbursed for its life insurance premium payments when the benefits are paid under the policies or the policies are terminated and the cash proceeds distributed.

(8) Mr. Sullivan was not employed by the Company for the full fiscal year; therefore, the amounts presented represent compensation for the period commencing on February 28, 1995 and continuing through December 31, 1995.


                                  * * * * *


COMPENSATION PURSUANT TO PLANS

     1996 STOCK OPTION GRANTS. The following table sets forth certain information with respect to options to purchase shares of Common Stock of the Company granted under the Capital Factors Holding, Inc. Stock Option Plan to the Named Executive Officers during the 1996 fiscal year and represents all options granted by the Company to such executive officers during such period. In accordance with rules promulgated by the Securities and Exchange Commission, the table also describes the hypothetical gains that would exist for the respective options based on assumed rates of annual compound stock appreciation of 5% and 10% from the date of grant to the end of the option term. These hypothetical gains are based on assumed rates of appreciation and, therefore, the actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall stock market conditions, and the executive officer's continued employment with the Company and Capital Factors. As a result, the amounts reflected in this table may not necessarily be achieved.

                  OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

                                                                                                       Potential
                                                                                                   Realizable Value
                                                                                                   At Assumed Annual
                                                                                                 Rates of Stock Price
                                                                                                   Appreciation for
                                      Individual Grants                                              Option Term(2)
---------------------------------------------------------------------------------------------   --------------------
                                             % of Total
                             Number of      Options/SARs
                           Securities        Granted to
                             Underlying       Employees      Exercise or
                             Options/SARs    in Fiscal        Base Price     Expiration
        Name              Granted (#)(3)       Year             ($/Sh)          Date             5% ($)     10% ($)
----------------------   ----------------- --------------  -------------   -------------      ---------   ----------


John W. Kiefer                  120,000          24.4%           $8.50         7/16/2006        642,000    1,626,000

Stephen J. Donohue               60,000          12.2%           $8.50         7/16/2006        321,000      813,000

James L. Morrison                60,000          12.2%           $8.50         7/16/2006        321,000      813,000

Michael J. Sullivan              20,000           4.1%           $8.50         7/16/2006        107,000      271,000

Dennis A. McDermott              40,000           8.1%           $8.50         7/16/2006        214,000      542,000
-----------------

(1) The Company has not granted any freestanding SARs. For information regarding the SARs attached to certain of the above listed options, see "Proposal to Approve Stock Option Plan -- Eighty Percent Period Limitations and Conversion to SARs" below.

(2) Potential realizable value assumes that any shares acquired by the exercise of options are held until the end of the 10-year term.

(3) These options were granted pursuant to the Capital Factors Holding, Inc. Stock Option Plan for a term of 10 years and vest in 20% increments over a five-year period. See "Proposal to Approve Stock Option Plan" below for additional information on the terms of the options, a description of attached SARs, and the exercise limitations applicable to certain of the outstanding options of the Company during the period that Capital Bank owns at least 80% of the outstanding Common Stock of the Company. This table does not include options to acquire 24,000, 12,000, 12,000, 4,000 and 10,000 shares of Common
         Stock which were granted to Messrs. Kiefer, Donohue, Morrison, Sullivan and McDermott, respectively, on April 25, 1997 at an exercise price of $13.50 per share (the closing price of the Common Stock on April 24, 1997 as quoted on the Nasdaq National Market). Such options were granted for a term of 10 years, vest in 20% increments over a five-year period and are subject to exercise limitations as described under "Proposal to Approve Stock Option Plan -- Eighty Percent Period Limitations and Conversion to SARs" below.

                                  * * * * *


         OPTION EXERCISES. The following table shows stock option exercises during 1996 by the Named Executive Officers, including the value realized upon exercise. In addition, this table describes the number of unexercised options and the value of unexercised in-the-money options at the end of the 1996 fiscal year.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR,
                  AND DECEMBER 31, 1996 OPTION/SAR VALUES(1)

                                                                         Number of Securities    Value of Unexercised
                                                                        Underlying Unexercised       In-the-Money
                                                                           Options/SARs at         Options/SARs at
                                                                             December 31,            December 31,
                                                                                1996 (#)               1996 ($)
                                                                        -----------------------   -------------------
                              Shares Acquired            Value                Exercisable/             Exercisable/
       Name                   On Exercise (#)          Realized ($)          Unexercisable            Unexercisable
------------------           ----------------         ------------        -------------------      -------------------


John W. Kiefer                      0                    0                      0/120,000               $0/$480,000


Stephen J. Donohue                  0                    0                      0/60,000                $0/$240,000


James L. Morrison                   0                    0                      0/60,000                $0/$240,000


Michael J. Sullivan                 0                    0                      0/20,000                $0/$80,000


Dennis A. McDermott                 0                    0                      0/40,000                $0/$160,000

------------------

(1)    The Company has not granted any freestanding SARs.   See "Proposal to
       Approve Stock Option Plan" below for additional information on the terms of the options, a description of attached SARs, and the exercise limitations applicable to certain of the outstanding options of the Company during the period that Capital Bank owns at least 80% of the outstanding Common Stock of the Company. This table does not include options to acquire 24,000, 12,000, 12,000, 4,000 and 10,000 shares of
       Common Stock which were granted to Messrs. Kiefer, Donohue, Morrison, Sullivan and McDermott, respectively, on April 25, 1997 at an exercise price of $13.50 per share (the closing price of the Common Stock on April 24, 1997 as quoted on the Nasdaq National Market). Such options were granted for a term of 10 years, vest in 20% increments over a five-year period and are subject to exercise limitations as described under "Proposal to Approve Stock Option Plan -- Eighty Percent Period Limitations and Conversion to SARs" below.

                                  * * * * *

         CAPITAL BANCORP PENSION PLAN. Currently, all eligible officers of the Company and Capital Factors participate in the Capital Bancorp Employees Pension Plan which was established in 1983 (the "Capital Bancorp Pension Plan"). Capital Bancorp is the parent company of Capital Bank, which currently holds 81% of the outstanding Common Stock of the Company. The Company funds the Capital Bancorp Pension Plan for its proportionate share of the costs of such plan, based on the number of its employee participants. During 1996, the Company paid $283,000 for its share of the Capital Bancorp Pension Plan's costs.

         The normal retirement age under the Capital Bancorp Pension Plan is the later of age 65 or the age of the participant on the fifth anniversary of plan participation. The monthly pension benefit for normal retirement is 1.2% of average monthly compensation for the five consecutive years during the last 10 years of service that produce the highest average salary, plus an additional 0.6% of the portion of the average monthly compensation during these same five years in excess of the monthly social security integration level. The entire monthly pension benefit for normal retirement will be multiplied by each year of service at normal retirement age, not to exceed 25 years. The terms of the Capital Bancorp Pension Plan provide that the amount of monthly compensation taken into consideration for determination of benefits may not exceed the Internal Revenue Service limit, which in 1996 was $12,500 ($150,000 annually). Consequently, salary and other compensation for the Named Executive Officers, as shown on the Summary Compensation Table above, which is in excess of the Internal Revenue Service limit is not considered in the determination of pension benefits.

         The Capital Bancorp Pension Plan provides for early retirement at age 55 with 10 years continuous employment, as well as full vesting of benefits upon termination of employment before retirement age and after completion of seven years continuous employment. In the event of the death of an active participant, the total value of the decedent's accrued pension benefit will be paid to the designated beneficiary by the method selected by the beneficiary and approved by the Capital Bancorp Pension Plan administrator. The benefit will be based upon the years of service and number of years before normal retirement age. The Capital Bancorp Pension Plan does not provide for disability benefits. The Tax Equity and Fiscal Responsibility Act of 1982 limits the maximum annual retirement benefits payable to an individual under a pension plan. For 1996, the maximum annual benefits payable was $120,000. Such limitation may be increased from time to time.

         Annual amounts of normal retirement pension payable under the Capital Bancorp Pension Plan are illustrated in the following table. The illustration assumes retirement as of December 31, 1996 at the normal retirement age of 65.




                                                         Years of Service
Five Year Average          -------------------------------------------------------------------------------
   Compensation                15                 20                 25               30              35
-----------------           -------            -------            -------          -------         -------

   $125,000                 $31,320            $41,760            $52,200          $52,200         $52,500
    150,000                  38,070             50,760             63,450           63,450          63,450
    175,000                  38,070             50,760             63,450           63,450          63,450
    200,000                  38,070             50,760             63,450           63,450          63,450
    225,000                  38,070             50,760             63,450           63,450          63,450
    250,000                  38,070             50,760             63,450           63,450          63,450
    300,000                  38,070             50,760             63,450           63,450          63,450
    400,000                  38,070             50,760             63,450           63,450          63,450
    450,000                  38,070             50,760             63,450           63,450          63,450
    500,000                  38,070             50,760             63,450           63,450          63,450

          As of December 31, 1996, John W. Kiefer, Stephen J. Donohue, James L.Morrison, Michael J. Sullivan and Dennis A. McDermott had credited service (to the nearest whole year) under the Capital Bancorp Pension Plan of ten,
seven, seven, two and five years, respectively.   In the event that Capital
Bank's percentage ownership of the Common Stock of the Company drops below 80%, it is anticipated that the Company would adopt its own pension plan. At such time, the officers of the Company with years of credited service in the Capital Bancorp Pension Plan would transfer such credit to the Company's pension plan.

EXECUTIVE EMPLOYMENT AGREEMENTS

         For information regarding the Employment Agreement between the Company, Capital Factors and John W. Kiefer, Chief Executive Officer and President of the Company and Capital Factors, see "Proposal to Approve the Material Terms of the Performance Goals Relating to the Incentive Compensation and Deferred Compensation Provisions Set Forth in the Employment Agreement" below.

         Capital Factors was a party to an employment agreement with Stephen J. Donohue, Capital Factors' Executive Vice President and Regional Manager of the New York office, which was entered into on January 1, 1993 and terminated on December 31, 1996. Capital Factors has entered into a new agreement with Mr. Donohue that commenced on January 1, 1997 and expires on December 31, 2001.
The prior agreement provided for an annual base salary of $170,000, subject to a 6% increase from the base salary paid in the previous year as well as an annual bonus based upon the Company's earnings before income taxes ("EBT") attributable to the Company's New York office. The new agreement provides for a base salary of $255,000 in 1997, with annual increases thereafter of not less than 8%. Under the new agreement, Mr. Donohue receives a bonus on December 31 of each year during the term of the agreement if he is still employed thereunder in an amount equal to the amount of principal and interest then due under his loan from Capital Factors described below. The new agreement also provides for an annual bonus equal to 3% of Capital Factors' EBT attributable to the New York office, but not to exceed twice his base salary. Pursuant to the discretion of the Board of Directors, during the previous two years, Mr. Donohue received a bonus of 3% of EBT attributable to the New York office. Mr. Donohue was to receive an additional cash bonus of $250,000 if he was employed by Capital Factors through the expiration date of his prior employment agreement, which pursuant to its terms was December 31, 1997. Pursuant to the new agreement, Mr. Donohue received $200,000 for his four years of service under his prior employment agreement. He also received a signing bonus of $100,000 and a $100,000 loan payable in five equal installments of principal plus all accrued interest at the date of payment during the term, but due in full upon earlier termination of the employment agreement.

         Under the new agreement, Mr. Donohue also receives deferred compensation equal to 50% of his salary for each year that (i) net revenues for the New York region increase by 13.5% over net revenues for the prior year and
(ii) income before income taxes for the New York region increases by 22.5% over income before income taxes for the prior year. The deferred compensation vests 50% after three years and 25% after each of the fourth and fifth year, provided that Mr. Donohue is still employed by Capital Factors, although the employment condition for vesting will lapse after the five-year term of the employment agreement if Mr. Donohue is employed at that time. If at the end of the five-year term, Mr. Donohue agrees to be employed by Capital Factors for another five years, then all deferred compensation that has not yet vested shall immediately vest. In addition, pursuant to his then-existing agreement, upon consummation of the initial public offering of the Company's Common Stock in July 1996, Mr. Donohue received options to purchase 0.5% of the Company's Common Stock outstanding after giving effect to such offering (but not including the exercise of the overallotment option granted to the underwriters of such offering) at the initial public offering price. For additional information regarding such option grant, see "Compensation Pursuant to Plans -- 1996 Stock Option Grants."

         Under his prior agreement, Mr. Donohue was entitled to receive, upon the termination of his employment without cause, (i) his base salary through the date of such termination, (ii) all previous unpaid bonuses and a pro-rata portion of the bonus payable, if any, for the year in which the termination occurred and (iii) subject to the obligation to seek subsequent employment, his base salary for one year following termination, but in no event beyond the expiration date of the prior agreement. Under the new agreement, upon Capital Factors' termination of Mr. Donohue's employment agreement without cause, Mr. Donohue is entitled to receive the compensation in (i) and (ii) above, but his base salary would be paid through the expiration date of the new agreement,
subject to mitigation if he obtains subsequent employment.   In the event of a
change in control, Mr. Donohue is entitled to terminate his employment agreement in the event of certain changes in his employment situation. Under the prior agreement, upon his termination as a result of a change in control, Mr. Donohue was entitled to receive (i) his base salary through the date of such termination, (ii) all previous unpaid bonuses and a pro-rata portion of the bonus payable, if any, for the year in which termination occurred, (iii) his base salary for one year following termination, but in no event beyond the expiration date of the agreement and (iv) a portion of his additional cash bonus. Under the new agreement, Mr. Donohue is entitled to the same compensation as in (i) and (ii) above, an acceleration of the vesting of all deferred compensation, and a lump sum payment equal to two times his base salary and prior year bonus if he terminates his employment because of changes in his employment situation, and an additional amount equal to two times his prior year's deferred compensation, if any, if he is terminated by Capital Factors without cause within one year of a change of control. Upon termination for "cause" or upon voluntary resignation, Mr. Donohue shall be entitled to receive his base salary through the date of such termination.

         Payment of the bonus and deferred compensation in certain years during the term of the new agreement that would not otherwise be deductible by reason of Section 162(m) of the Internal Revenue Code of 1986, as amended, is subject to certain approvals, including shareholder approval. However. the Company's Compensation Committee may, at its option, defer payment of amounts that would not otherwise be deductible under Section 162(m) until a time when it would be deductible. The new agreement also contains certain non-competition covenants and covenants against solicitation of clients and employees for a competitive business.

         In addition, Capital Factors was a party to an employment agreement with James L. Morrison, Capital Factors' Executive Vice President and Regional Manager of the California office, which was entered into on January 1, 1993 and terminated on December 31, 1996. Capital Factors has entered into a new employment agreement that commenced on January 1, 1997 and expires on December 31, 2001. The prior agreement provided for an annual base salary of $140,000, subject to a 6% increase from the base salary paid in the previous year as well as an annual bonus based upon the Company's EBT attributable to the California office. The new agreement provides for a base salary of $210,000 in 1997, with annual increases of not less than 8% thereafter. Mr. Morrison receives a bonus on December 31 of each year during the term of the new agreement if he is then still employed thereunder in an amount equal to the amount of principal and
interest then due under his loan from Capital Factors described below.   The
new agreement also provides for an annual bonus equal to 3% of EBT attributable to the California office, but not to exceed twice his base salary. Pursuant to the discretion of the Board of Directors, during the previous two years, Mr. Morrison received a bonus of 3% of EBT attributable to the California office. Mr. Morrison was to receive an additional cash bonus of $150,000 if he was employed by Capital Factors through the expiration date of his prior employment agreement, which pursuant to its terms was December 31, 1997. Pursuant to the new agreement, Mr. Morrison received $120,000 for his four years of service under the prior employment agreement. He also received a signing bonus of $100,000 and a $100,000 loan payable in five equal installments of principal plus all accrued interest through the date of payment during the term, but due in full upon earlier termination of the employment agreement.

         Under the new agreement, Mr. Morrison receives deferred compensation equal to 50% of his salary for each year that (i) net revenues for the California region increase by 13.5% over net revenues for the prior year and
(ii) income before income taxes for the California region increases by 22.5% over income before income taxes for the prior year. The deferred compensation vests 50% after three years and 25% after each of the fourth and fifth years, provided that Mr. Morrison is still employed by Capital Factors, although the employment condition for vesting will lapse after the five-year term of the employment agreement if Mr. Morrison is employed at that time. If at the end of the five-year term, Mr. Morrison agrees to be employed by Capital Factors for another five years, than all deferred compensation that has not yet vested shall immediately vest. In addition, pursuant to his then-existing agreement, upon consummation of the initial public offering of the Company's Common Stock in July 1996, Mr. Morrison received options to purchase 0.5% of the Common Stock outstanding after giving effect to such offering (but not including the exercise of the overallotment option granted to the underwriters of such offering) at the initial public offering price. For additional information regarding such option grant, see "Compensation Pursuant to Plans -- 1996 Stock Option Grants."

         Under his prior agreement, Mr. Morrison was entitled to receive, upon the termination of his employment without cause, (i) his base salary through the date of such termination, (ii) all previous unpaid bonuses and a pro-rata portion of the bonus payable, if any, for the year in which the termination occurred and (iii) subject to the obligation to seek subsequent employment, his base salary for one year following termination, but in no event beyond the expiration date of the previous agreement. Under the new agreement, upon Capital Factors' termination of Mr. Morrison's employment agreement without cause, Mr. Morrison is entitled to receive the compensation in (i) and (ii) above, but his base salary would be paid through the expiration date of the new
agreement, subject to mitigation if he obtains subsequent employment.   In the
event of a change in control, Mr. Morrison is entitled to terminate his employment agreement in the event of certain changes in his employment situation. Under the prior agreement, upon his termination as a result of a change in control, Mr. Morrison was entitled to receive (i) his base salary through the date of such termination, (ii) all previous unpaid bonuses and a pro-rata portion of the bonus payable, if any, for the year in which termination occurred, (iii) his base salary for one year following termination, but in no event beyond the expiration date of the agreement and (iv) a portion of his additional cash bonus. Under the new agreement, Mr. Morrison is entitled to the same compensation as in (i) and (ii) above, an acceleration of the vesting of all deferred compensation, and a lump sum payment equal to two times his base salary and prior year bonus if he terminates his employment because of changes in his employment situation, and an additional amount equal to two times his prior year's deferred compensation, if any, if he is terminated by Capital Factors without cause, within one year of a change of control. Upon termination for "cause" or upon voluntary resignation, Mr. Morrison shall be entitled to receive his base salary through the date of such termination.

         Payment of the bonus and deferred compensation in certain years during the term of the new agreement that would not otherwise be deductible by reason of Section 162(m) of the Internal Revenue Code of 1986, as amended, is subject to certain approvals, including shareholder approval. However, the Company's Compensation Committee may, at its option, defer payment of amounts that would not otherwise be deductible under Section 162(m) until a time when it would be deductible. The new agreement also contains certain non-competition covenants and covenants against solicitation of clients and employees for a competitive business.

REPORT ON EXECUTIVE COMPENSATION

         Pursuant to the rules of the Securities and Exchange Commission, the Compensation Committee of the Board of Directors of the Company (the "Committee") is required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting the Company's and Capital Factors' executive officers, including the Named Executive Officers, during the past fiscal year. Set forth below is the report of the Committee and other members of the Board of Directors who were involved in compensation decisions during the 1996 fiscal year regarding such compensation policies. This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

         Prior to the Company's initial public offering, executive officer compensation decisions were determined by the Board of Directors of the Company. Compensation decisions relating to the Chief Executive Officer's employment agreement, which was entered into prior to the initial public offering, were determined and approved by the Committee and the full Board of Directors of the Company, the Compensation and Benefits Committee and Board of Directors of Capital Bank and the Compensation Committee of Capital Bancorp. Members of the Board of Directors of the Company prior to the offering were Daniel M. Holtz, Javier J. Holtz, John W. Kiefer, Stephen N. Ashman, Ronald S. Chase, Jack D. Listanowsky, Harold L. Oshry and Bruce S. Raiffe. Mr. Kiefer did not vote on matters related to his compensation. Upon completion of the offering, the Committee, which at that time consisted of Ronald Chase, Jack Listanowsky, Harold Oshry and Bruce Raiffe, became responsible for determining the compensation of the Company's executive officers.

         GENERAL EXECUTIVE COMPENSATION POLICIES. The primary elements of the Company's compensation program are base salary, signing and performance-based bonuses, deferred compensation, and a stock option plan designed to provide long- term incentives. The Committee's and the Board of Director's general philosophy with respect to the compensation of the Company's and Capital Factors' executive officers (including the Named Executive Officers) is to offer competitive compensation programs designed to attract and retain key executives who are critical to the long-term success of the Company and to recognize an individual's contribution and personal performance, as well as the Company's performance. More specifically, factors considered in determining compensation during the 1996 fiscal year, to the extent applicable, included the Chief Executive Officer's recommendations, a formal study performed by an independent compensation consultant, specific accomplishments of the executive officers, the Company's and each individual's historical and projected performance and success in reaching performance goals and projections, and the Company's sales, earnings and financial condition. Salary determinations are generally based on the prior year's performance and bonuses are generally based on the current year. The factors considered, the weight allocated to such factors and the ultimate determination of compensation were subjective.

         In addition, in determining executive officer compensation, the Committee and the Board of Directors took into account that the Company was contemplating a public offering and that the Company had been extremely successful under present management. In connection therewith, the Committee and the Board determined that it was in the Company's best interest, both to maximize future performance and to ensure a long-term commitment from top management, for the Company's Chief Executive Officer and Executive Vice Presidents in charge of the two largest regional offices (the "Regional Executive Vice Presidents") to have long-term employment agreements with competitive compensation, including a strong base salary and substantial incentives. The Chief Executive Officer's agreement was entered into prior to the completion of the offering. The Regional Executive Vice Presidents' agreements were entered into after the offering. However, during 1996, both Regional Executive Vice Presidents were still subject to previous employment agreements that were entered into on January 1, 1993 and that were terminated effective December 31, 1996.

         Base Salary:   In the case of the executive officers, salary was
         determined by the Board of Directors at the beginning of the year, prior to the public offering. Although the Regional Executive Vice Presidents were parties to employment agreements, the increases in their salaries were, to some extent, discretionary. Minimum increases were mandatory under the agreements, but, as a result of performance, actual increases were slightly higher. In determining salaries for all executive officers other than the Chief Executive Officer, significant weight was given to the recommendation of the Chief Executive Officer. The most important factors (in each case, where applicable) were historical performance in meeting individual goals, the success of the individual's region, his relationships with Company clients, the development of new business, past compensation, the independent compensation consultant's report (which focused on job descriptions and compensation paid to similar executive officers of comparable factoring and finance companies, two of which are included in the peer group index in the Stock Price Performance Graph below), the Chief Executive Officer's and Board of Directors' estimate of future Company performance and, where an employment agreement was involved, the Company's needs and the consideration required in order to obtain a long-term employment commitment. The factors considered, the weight allocated to such factors and the ultimate determination of base salary were subjective.

         Annual Incentives:  All executive officers received bonuses, in part because of the increase in the Company's sales and net profits,
         and, in part, because of individual performance.   Each of the
         Regional Executive Vice President's then-existing employment agreements provided for bonuses based on a percentage of the earnings of his region. The percentage was increased slightly because of the success of the regions and to be consistent with past actions of the Board of Directors. Bonuses paid to executive officers without employment agreements were not due to specific performance criteria, but were subjectively determined based upon an analysis of many factors, including both individual and Company performance. In connection with the foregoing, the Committee reviewed each region's earnings and revenues compared to the prior year. In addition, the Committee considered such additional factors, where applicable, as (i) the executive's role in helping the Company to complete its public offering; (ii) whether sales, profitability and margin goals were met or exceeded; and (iii) the handling of clients, marketing and business development innovations, with primary emphasis on increased profitability and revenues as well as exceeding performance goals.
         The Committee and the Board believe that the amount of the potential bonuses provide a strong incentive to management and represent acceptable payments if the results are achieved. The factors considered, the weight allocated to such factors and the ultimate determination of bonuses were subjective.

         Long-Term Incentives: The Company also attempts to provide incentives to its executive officers to remain with the Company and to improve performance through the grant of stock options. Options allow executive officers to share, to some extent, in shareholders' return on equity. All Company options vest in staggered amounts over five years because the Committee believed that this would provide an incentive to remain with the Company. The determination of how many options to grant to an executive officer depended on his or her job level and performance, and Company performance. Given the foregoing factors, with the emphasis on Company performance, current executive officers (other than the Chief Executive Officer) received options to purchase between 20,000 and 60,000 shares in 1996. Such options were granted simultaneously with the Company's initial public offering, and for the Regional Executive Vice Presidents, had been negotiated as a part of their then-existing employment agreements. The number of options granted was subjective but generally correlated to compensation of the executive officer, as well as tenure with the Company, with more senior and higher paid executive officers generally receiving more options. The Committee has granted, and presently intends to continue to grant on an annual basis, executive officers stock options based upon their performance, as an incentive or for other reasons. Most of the options granted are subject to restrictions on exercise and are accompanied by stock appreciation rights which mature in 2001 under certain conditions, as described in "Proposal to Approve Stock Option Plan -- Eighty Percent Period Limitations and Conversion to SARs" below. As a result of the risks inherent in these options, the number of options granted to executive officers was greater than it might have otherwise been.

                 The Committee and the Board of Directors also decided to pay the premiums for life insurance or split dollar life insurance for certain executive officers (including the Chief Executive Officer). The Committee and the Board determined that this is a benefit customarily given to executives of similarly situated companies and that it was warranted by the Company's profitability and sales growth and the executive officers' performance. This determination was subjective.

         CHIEF EXECUTIVE OFFICER'S 1996 COMPENSATION. The Chief Executive Officer's salary for 1996 was subjectively determined. Factors considered included the Chief Executive Officer's past performance and relationships, plus the consideration required to obtain a long-term commitment to the Company. Significant weight was given to the proposal of the Company's independent compensation consultant, which considered among other things, compensation paid to chief executive officers of comparable factoring and finance companies

(two of which are included in the peer group index in the Stock Price Performance Graph below), the Company's emphasis on growth over the next five years and the importance of the position. The Board of Directors and the Committee also considered the Company's success under existing management, and, in particular, the central role played by the Chief Executive Officer during his tenure with the Company in framing the management and investment policies that have enabled the Company's and Capital Factors' successful performance, as evidenced by such items as consistent and strong revenues and earnings growth, the Company's reputation and the performance of the Company relative to other factoring and commercial finance companies. The Board and the Committee determined that it was important to reward such performance with increased salary.

         The Chief Executive Officer's bonus was established by his employment agreement as described in "Proposal to Approve the Material Terms of the Performance Goals Relating to the Incentive Compensation and Deferred Compensation Provisions Set Forth in the Employment Agreement" below. The Chief Executive Officer is entitled to (i) a bonus, the amount of which depends upon reaching certain net revenue and income before income tax targets, and
(ii) deferred compensation, which is dependent upon exceeding both net revenue and income before income tax targets determined by the Committee or the Board. These standards require continued earnings and revenue growth for significant bonuses (other than signing bonuses) or any deferred compensation to be paid,
subject to the discretion of the Committee or the Board of Directors.   The
Chief Executive Officer also received options to purchase 120,000 shares of Common Stock, primarily because his performance entitled him to a significant number of shares and because it was believed that this would provide a substantial incentive for continued positive performance. Such options were granted in 1996 simultaneously with the Company's initial public offering and had been negotiated as part of Mr. Kiefer's initial employment agreement.

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") generally disallows a public company's deduction for compensation to any one employee in excess of $1.0 million per year unless the compensation is pursuant to a plan approved by the public company's shareholders. None of the Named Executive Officers received annual cash compensation in excess of the $1.0 million cap provided in Section 162(m) during 1996. The Committee and the Board presently intend to use their best efforts to take the necessary steps to ensure compliance with Section 162(m) of the Code, in part, by seeking shareholder approval at the Annual Meeting of the Capital Factors Holding, Inc. Stock Option Plan and the material terms of the performance goals relating to the incentive compensation and deferred compensation provisions set forth in the employment agreement with John W. Kiefer, Chief Executive Officer and President of the Company and Capital Factors.

STEPHEN N. ASHMAN, RONALD S. CHASE, DANIEL M. HOLTZ, JAVIER J. HOLTZ, JOHN W. KIEFER, JACK D. LISTANOWSKY, HAROLD L. OSHRY, BRUCE S. RAIFFE


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company's Compensation Committee is currently composed of the following members of the Board of Directors: Ronald S. Chase, Cynthia R. Cohen, Jack D. Listanowsky and Harold L. Oshry. Bruce S. Raiffe was also a member of this Committee during 1996. The Compensation Committee has final approval authority with respect to the compensation of officers and key employees, including grants of options under the Capital Factors Holding, Inc. Stock Option Plan. No member of the Compensation Committee is serving or has served as an officer or employee of the Company or Capital Factors. Ronald Chase, who is also a director of Capital Bank (the Company's principal shareholder which owns approximately 81% of the outstanding Common Stock), participates in the determination of compensation for executive officers of that company through his service on its Compensation and Benefits Committee.

         Prior to the Company's initial public offering in the third quarter of 1996, compensation decisions relating to the Chief Executive Officer and others were determined by the full Board of Directors. The following are members of the Company's Board of Directors who did not serve on the Compensation Committee during 1996: John W. Kiefer, Javier J. Holtz, Daniel M. Holtz, Stephen N. Ashman and Norman G. Einspruch. Javier Holtz is Chairman of the Board and an Executive Vice President of the Company and Capital Factors, and also serves as a director and Executive Vice President of Capital Bank, and a Senior Vice President of Capital Bancorp, the parent company of Capital Bank. John Kiefer is President and Chief Executive Officer of the Company and Capital Factors, and also serves as a director of Capital Bank and a Senior Vice President of Capital Bancorp. Daniel Holtz is Chairman of the Board, Chief Executive Officer and President of Capital Bank and Capital Bancorp. John Kiefer, Javier Holtz and Daniel Holtz participate in the determination of compensation for executive officers of Capital Bank pursuant to their service as members of its Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         LOANS FROM AFFILIATES.   The Company has a $150 million revolving line
of credit facility (the "Credit Facility") with Capital Bank, the Company's principal shareholder (which owns approximately 81% of the outstanding Common Stock of the Company), pursuant to which the Company had outstanding borrowings of approximately $70.1 million as of December 31, 1996. The Credit Facility bears interest at the prime rate as published in the Wall Street Journal (8.25% at December 31, 1996), is subject to annual review by Capital Bank and is due on demand. The maximum amount outstanding at any month-end during 1996 was $84.5 million. The interest expense for 1996 was $5.3 million and the average interest rate was 8.4%. The amount of funds which can be drawn from the Credit Facility is subject to regulations limiting Capital Bank's investment in its subsidiaries. Pursuant to applicable regulations, at December 31, 1996, only approximately $91 million could be outstanding under the Credit Facility.

         PENSION PLAN. Eligible employees of the Company participate in the Capital Bancorp Pension Plan. Capital Bancorp is the parent company of
Capital Bank. The Company's share of the required contributions to the Capital Bancorp Pension Plan are based on a fixed percentage of the Company's payroll and is remitted monthly to Capital Bank. Capital Bank is responsible for the actual contributions to the Capital Bancorp Pension Plan. The Company remitted $283,000 for the year ended December 31, 1996 for its share of the Capital Bancorp Pension Plan's costs. For additional information on the Capital Bancorp Pension Plan, see "--Compensation Pursuant to Plans -- Capital Bancorp Pension Plan" above.

         GROUP MEDICAL AND LIFE PLANS. Capital Bancorp obtains group medical, dental and life insurance coverage on behalf of the Company. Premiums are charged to the Company at the same amount as they are assessed by the insurance companies to Capital Bancorp with respect to the Company. During the year ended December 31, 1996, the Company paid insurance premiums of $605,277 for its actual portion of such insurance premiums.

         ALLOCATED EXPENSES WITH AFFILIATES. Capital Bank charges the Company for services rendered by Capital Bank's legal department. Charges are based upon internal time estimates prepared by Capital Bank for personnel costs and related overhead costs associated with such services. Legal costs paid by the Company to Capital Bank for 1996 was $2,000. The Company also reimburses Capital Bank for its portion of general insurance expenses. Payments to Capital Bank for expenses relating to property insurance and directors and officers liability insurance during the year ended December 31, 1996 aggregated approximately $196,000.

         LETTERS OF CREDIT. During 1996, Capital Bank provided approximately $135.5 million of letters of credit for clients of the Company. For a fee, the Company guarantees the payment by its clients under these letters of credit. Fees charged for issuance of the letters of credit are paid directly to Capital Bank and amounted to $373,688 for the year ended December 31, 1996.

         INCOME TAX PAYMENTS TO AFFILIATES. The results of operations of the Company are included in the consolidated federal income tax returns filed by Capital Bancorp. Capital Bank allocates income taxes to the Company calculated on a separate return basis, except that tax benefits are allocated to the Company to the extent such benefits are useable by the consolidated group. The Company pays to (or receives from) Capital Bank the amount of its estimated annual current tax provisions (benefits). The Company paid approximately $7.3 million in 1996 for income taxes related to its fiscal year ended December 31, 1996.

         TAX SHARING AND INDEMNITY AGREEMENT. The results of operations of the Company are included in the tax returns filed by Capital Bancorp's affiliated, combined or unitary groups for federal and certain state income and franchise tax purposes. The members of those groups, including the Company, currently are parties to a tax allocation and indemnity agreement that allocates the liability for those taxes among them. Under the agreement, the tax liabilities of the group are allocated between, on the one hand, the Parent Group (the "Parent Group"), consisting of Capital Bancorp and its direct and indirect wholly-owned subsidiaries other than the Company and its direct and indirect wholly-owned subsidiaries (the "Factors Group") and, on the other hand, the Factors Group, pursuant to a method specified in regulations of the Treasury Department that would impose on the Parent Group and the Factors Group liability for an amount that corresponds (with various modifications) to the liability that the Parent Group and the Factors Group each would incur if the Parent Group and the Factors Group filed tax returns as separate affiliated, combined or unitary groups. In addition, the agreement provides that the Factors Group will indemnify the Parent Group for any increase in the tax liability of the group that is attributable to the Factors Group, and the Factors Group will be entitled to receive any tax refund that is attributable to the Factors Group. The agreement similarly provides that the Parent Group will indemnify the Factors Group for an increase in the tax liability of the group that is attributable to the Parent Group.

         TRANSACTIONS WITH OPPENHEIMER & CO., INC. Craig L. Platt, a director of Capital Bancorp since May 1993 and of Capital Bank since April 1993, is a Senior Vice President with Oppenheimer & Co., Inc., the managing underwriter of the initial public offering of the Company's Common Stock, which was completed in the third quarter of 1996. Oppenheimer received a fee of approximately
$1.4 million in 1996 in connection with the Company's initial public offering.

         LOANS TO OFFICERS OF THE COMPANY. From time to time, Capital Bank makes loans and extends credit to certain of the Company's officers and directors, including John W. Kiefer, the President, Chief Executive Officer and a director of the Company. In the opinion of Capital Bank, all of such loans and extensions of credit were made in ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other third parties, and do not involve more than normal risks of collectability or present any other unfavorable features.

         AGREEMENT BETWEEN THE COMPANY, CAPITAL FACTORS AND CAPITAL BANK. Pursuant to an agreement between the Company, Capital Factors and Capital Bank, the Company has agreed not to issue any shares of Common Stock that would reduce Capital Bank's interest below 80% or any shares of any other class of capital stock without Capital Bank's written approval, during the period that Capital Bank owns at least 80% of the issued and outstanding Common Stock of the Company (the "Eighty Percent Period"). The Company may also not acquire certain assets, amend its bylaws, change the size of its Board or Directors or fill vacancies in the Board without such approval during the Eighty Percent Period. Similar restrictions apply to Capital Factors pursuant to this Agreement, except that Capital Factors is restricted from issuing any shares of capital stock without approval by Capital Bank. For additional information regarding such agreement, see "Proposal to Approve Stock Option Plan -- Eighty Percent Period Limitations and Conversion to SARs" below.

         TRANSACTIONS WITH AFFILIATES OF DIRECTORS. Some of the clients of Capital Factors from time to time sell goods or render services to entities which are affiliated with certain directors. Therefore, Capital Factors may purchase receivables due from such affiliates or provide loans collateralized by such receivables. Such transactions, however, are in the ordinary course of business, are on substantially the same terms as those prevailing at the time for comparable transactions with other third parties and do not involve more than normal risks of collectability or present any other unfavorable features.

         APPROVAL OF RELATED PARTY TRANSACTIONS. The Company has adopted a policy whereby all transactions between the Company and one or more of its affiliates must be approved in advance by a majority of the Company's Conflict of Interest Committee.

                        STOCK PRICE PERFORMANCE GRAPH

         The following graph presents a comparison of the cumulative total shareholder return on the Company's Common Stock with the Nasdaq Stock Market Index and the SNL Commercial Finance Companies Index. This graph assumes that $100 was invested on July 10, 1996 (the date the Company became a reporting entity pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended) in the Company's Common Stock and in the other indices. Returns are based on the change in month-end to month-end price and assume that all dividends were reinvested. The stock price performance shown below is not necessarily indicative of future price performance.

                                   [GRAPH]



                                           7/10/96     8/31/96     9/30/96     10/31/96     11/30/96   12/31/96
---------------------------------------------------------------------------------------------------------------
Capital Factors Holding, Inc.               100          115         121          143          135        147
NASDAQ - Total US                           100          100         108          106          113        113
SNL Commerical Finance Companies Index      100          103         107          108          113        112





This graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                    PROPOSAL TO APPROVE STOCK OPTION PLAN


         In June 1996, the Company's Board of Directors and sole shareholder adopted and approved the Capital Factors Holding, Inc. Stock Option Plan (the "Plan"), pursuant to which 800,000 shares of Common Stock were reserved for issuance upon the exercise of stock options. The Plan was subsequently amended by the Compensation Committee in April 1997 to increase the number of shares of Common Stock available under the Plan by an additional 500,000 shares, for a total of 1,300,000 shares. Options to purchase 572,500 shares of Common Stock were issued and outstanding as of the Record Date. In addition, options to purchase an additional 117,350 shares were granted to officers and employees of the Company and Capital Factors in April 1997. The material features of the Plan are discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the Plan, which is attached hereto as Appendix A.

         In December 1995, the Internal Revenue Service issued final regulations concerning compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which generally prohibits a public company from deducting compensation paid to the chief executive officer and the four other highest paid executive officers in excess of $1.0 million per year. Qualified performance-based compensation, as such term is defined under Section 162(m) of the Code, is not subject to this limit. In order for compensation resulting from the exercise of options granted under the Plan to qualify as performance-based compensation, the Plan must be approved by the Company's shareholders. Options granted by the Company prior to its 1998 Annual Meeting of Shareholders are not subject to this shareholder approval requirement. The Plan is being presented to the shareholders in order to comply with the requirements of Section 162(m).

         In addition, the Plan requires that shareholder approval be obtained in order to materially increase the number of shares of Common Stock which may be issued under the Plan or to materially increase the benefits accruing to
participants under the Plan.   The Company believes that the purposes of the
Plan and the best interest of the Company and Capital Factors will be furthered by increasing the aggregate number of shares for which options may be granted. The Committee wishes to ensure the continued availability of shares for which options may be granted to all current and future officers, director and employees. Furthermore, the additional proceeds generated from the optionee's exercise of additional options that could be granted would constitute general funds of the Company to be used for general corporate purposes. The Committee has approved the amendment to the Plan, subject to the approval of the shareholders, to increase the number of shares of Common Stock available for issuance under the Plan by an additional 500,000 shares, for a total of 1,300,000 shares.

PURPOSE OF THE PLAN

         The purpose of the Plan is to advance the interests of the Company and Capital Factors by providing an additional incentive to attract and retain qualified and competent individuals as employees and directors, upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons. In furtherance of this purpose, the Plan authorizes the granting of incentive or non- qualified stock options to purchase Common Stock (with, under certain limited conditions, attached stock appreciation rights) to persons satisfying the description above (except that no incentive options may be granted to a director who is not an employee of the Company or a subsidiary), to be selected from the class of all regular employees of the Company and its subsidiaries (approximately 275 persons) and non-employee directors.

ADMINISTRATION OF THE PLAN

         The Plan is administered and interpreted by the Compensation Committee of the Board of Directors (the "Committee"). The following directors are currently serving as members of the Compensation Committee: Ronald S. Chase, Cynthia R. Cohen, Harold L. Oshry and Jack D. Listanowsky. The Committee, in its sole discretion, determines the persons to be awarded options, the number of shares subject thereto, the exercise price and other terms thereof. In addition, the Committee has full power and authority to construe and interpret the Plan, and the acts of the Committee are final, conclusive and binding upon all interested parties, including the Company, its shareholders, its officers and employees, recipients of grants under the Plan and all persons or entities claiming by or through such persons.

         The Company intends to grant options annually to directors and certain officers and employees of the Company and Capital Factors. Pursuant to the Plan, each non-employee director received, or will receive, options to acquire 10,000 shares of Common Stock of the Company upon the later of his or her appointment as a director or the effectiveness of the initial public offering of the Company's stock, which was undertaken in the third quarter of 1996. In addition, each non-employee director will also receive options to purchase 2,000 shares of Common Stock on the date of each annual meeting of shareholders of the Company, if such person continues to serve as director of the Company on such date. The number of options granted to officers and employees will be determined by the Committee and will be based on the performance of the Company and the performance of the officer or employee. Because persons to whom grants of options are to be made are to be determined from time to time by the Committee, in its discretion, it is impossible at this time to indicate the precise number, name or positions of persons who will receive options or the number of shares for which options will be granted to any such employee, except to the extent already granted.

         The shares of Common Stock acquired upon the exercise of options granted under the Plan will be authorized and issued shares of Common Stock. The Company's shareholders will not have any preemptive rights to purchase or subscribe for the shares reserved for issuance under the Plan. If any option granted under the Plan should expire or terminate for any reason other than having been exercised in full, the unpurchased shares subject to that option will again be available for purposes of the Plan.

TERMS AND CONDITIONS OF THE PLAN

         All options granted under the Plan are evidenced by written agreements between the Company and the optionee. Such agreements shall contain such terms and conditions, consistent with the Plan, relating to the grant, the time or times of exercise and other terms of the options as the Committee prescribes. The aggregate number of options granted to any one director, officer or employee may not exceed 35% of the total options available under the Plan (currently, a total of 455,000 options). Unless terminated sooner, the Plan will continue in effect until all options granted thereunder have expired or been exercised, provided that no options may be granted ten years after commencement of the Plan.

         Under the Plan, the option price per share is an amount determined in the discretion of the Committee, provided that the option price per share for incentive stock options may not be less than the fair market value of the underlying shares on the date of grant. Incentive options granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of the Company or its subsidiary must have an exercise price of at least 110% of the fair market value of the Common Stock on the date of grant. As long as the Common Stock is approved for quotation on the Nasdaq National Market, then for purposes of the Plan, the term "fair market value" is defined as the last reported sale price for the Common Stock quoted on the Nasdaq National Market. On the Record Date, the last reported sales price per share of Common Stock as reported on the Nasdaq National Market was $13.25. The exercise price of an option may be paid in cash, or at the sole discretion of the Committee, by delivery of already owned shares of Common Stock having a fair market value equal to the exercise price, or by a combination of the foregoing. The Plan also authorizes the Company to make or guarantee loans to optionees to enable them to exercise their options. Such loans must at a minimum (i) provide for full recourse to the optionee, (ii) bear interest at a rate no less than the prime rate of interest, and (iii) be secured by the shares of Common Stock purchased. Cash payments will be used by the Company for general corporate purposes. Payments made in Common Stock must be made by delivery of stock certificates in negotiable form.

         No option granted under the Plan is assignable or transferable, other than by will or by the laws of descent and distribution. During the lifetime of an optionee, an option is exercisable only by such optionee. The expiration date of an option will be determined by the Committee at the time of grant, but in no event will an option be exercisable after the expiration of 10 years from the date of grant. However, incentive options must have a term of no more than five years. An option may be exercisable at any time or from time to time or only after a period of time or in installments, as the Committee determines. Unless otherwise provided in any option, the option becomes immediately fully exercisable (i) upon the occurrence of any transaction resulting in shareholders of the Company immediately before such transaction ceasing to own at least 51% of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or other corporate transaction; (ii) if the shareholders of the Company approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless subsequently abandoned); or (iii) if the shareholders of the Company approve a plan for sale, lease, exchange or other disposition of all or substantially all of the assets of the Company (unless subsequently abandoned); provided, however, that the exercisability of any option shall not be accelerated if all or part of the shares in the Company are distributed to Capital Bank, Capital Bancorp, shareholders of Capital Bancorp, or to any of their affiliates, regardless of the manner in which such shares are distributed.

         Pursuant to the Plan, the unexercised portion of any option, other than an option granted to a non-employee director pursuant to the terms of the Plan, shall automatically be terminated (a) three months after the date on which an optionee's employment is terminated for any reason other than (i) cause (as defined in the Plan), (ii) mental or physical disability, or (iii) death; (b) immediately upon the termination of the optionee's employment for cause; (c) one year after the date on which the optionee's employment is terminated by reason of a mental or physical disability; or (d) one year after the date on which the optionee's employment is terminated by reason of death of the employee.

         To prevent dilution of the rights of a holder of an option, the Plan provides for adjustment of the number of shares for which options may be granted, the number of shares subject to outstanding options and the exercise price of outstanding options in the event of any subdivision or consolidation of shares, any stock dividend, recapitalization or other capital adjustments of the Company. Provisions governing the effect upon options of a merger, consolidation or other reorganization of the Company are included in the Plan.

TERMINATION AND AMENDMENTS

         The Plan will expire on July 10, 2006 and any option outstanding on such date will remain outstanding until it has either expired or has been exercised. Either the Board of Directors or the Committee may amend or suspend the Plan at any time, provided that such amendment may not adversely affect the rights of an optionee under an outstanding option without the affected optionee's written consent. In addition, the Board or the Committee may not amend the Plan without first obtaining shareholder approval to (a) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the number of shares of Common Stock which may be issued under the Plan or (iii) materially modify the requirements as to eligibility for participation in the Plan.

EIGHTY PERCENT PERIOD LIMITATIONS AND CONVERSION TO SARS

         The ownership interest of Capital Bank in the Company (currently approximately 81% of the outstanding Common Stock) has been structured so as not to violate one of the requirements necessary for the Company to qualify for a subsequent tax free distribution of all or a portion of Capital Bank's shares of the Company, should Capital Bancorp (Capital Bank's parent company) or Capital Bank decide to make such a distribution in the future. The Company has been advised by Capital Bancorp and Capital Bank that no decision has been made to make such a distribution and that even if a decision is made to proceed with such a distribution, no assurances can be given that all conditions precedent could be satisfied. As a part of such corporate structure, no additional shares of the Company's Common Stock may be issued that would reduce Capital Bank's interest in the Company below 80% without Capital Bank's written approval, for the period that Capital Bank owns at least 80% of the issued and outstanding Common Stock of the Company (the "Eighty Percent Period"). Therefore, pursuant to the Plan, during the Eighty Percent Period no more than 200,000 of the 1,300,000 shares reserved for issuance under the Plan may be
issued pursuant to the exercise of options.   Optionees desiring to exercise
options for the remaining 1,100,000 shares available pursuant to the Plan (the "Restricted Options") must make written inquiry of the Company and Capital Bank requesting approval to exercise. Capital Bank may in its sole discretion consent to the exercise of the Restricted Options during the Eighty Percent Period.

         Each Restricted Option granted pursuant to the Plan is accompanied by a stock appreciation right (a "SAR"). The SARs shall be exercisable as provided by the Committee, but in no event prior to April 15, 2001, and then, only in the event that Capital Bank does not provide written approval for the exercise of the Restricted Options. In addition, the SARs are only exercisable during the Eighty Percent Period. Each SAR is exercisable with respect to the same number of shares of Common Stock that can be acquired pursuant to the exercise of a Restricted Option. Upon the exercise of a SAR, the Optionee will be paid in cash an amount equal to the product of (i) the amount by which the fair market value per share of Common Stock on the date on which the SAR is exercised exceeds the exercise price per share of Common Stock prescribed in the SAR and (ii) the number of shares subject to the exercisable portion of the SAR with respect to which the Optionee has requested the ability to exercise.

PRIOR GRANTS OF OPTIONS

         As of the Record Date, the Committee had granted non-statutory stock options (the "1996 Options") pursuant to the Plan for an aggregate of 572,500 shares of Common Stock to 77 employees (including the Named Executive Officers) and eight non-employee directors at an exercise price equal to $8.50 (the public offering price of the Common Stock for the initial public offering of the Company's Common Stock which was completed in the third quarter of 1996). In addition, non-statutory stock options (the "1997 Options") to purchase an additional 117,350 shares were granted to seven executive officers and 70 employees of the Company and Capital Factors on April 25, 1997 at an exercise price of $13.50 per share (the closing price of the Common Stock on April 24, 1997 as quoted on the Nasdaq National Market). All of such options are currently outstanding, have a term of 10 years, and will become exercisable in 20% increments over a five year period.

         Pursuant to the limitations imposed on the Company during the Eighty Percent Period, each of the current option holders may only exercise 34.9% of the 1996 Options that have been granted to them under the Plan and none of the 1997 Options. The remaining options, even if vested, may not be exercised without the written approval of Capital Bank during the Eighty Percent Period, and are accompanied by SARs which will become exercisable as discussed above under " -- Eighty Percent Period Limitations and Conversion to SARs."

         The following table indicates certain information about the 1996 and 1997 Options granted under the Plan to the persons and groups indicated:

                                                                                              Value of
                                                                                             Options at
                                                           Number of        Exercise       April 25, 1997
                                                         Shares Subject      Price        Exercisable (E)
Name and Position                                        to Options (1)    Per Share     Unexercisable (U)
------------------------------------------               --------------    ---------     -----------------
John W. Kiefer, Chief Executive
     Officer and President                                   120,000         $ 8.50         $  600,000 (U)
                                                              24,000         $13.50                $ 0 (U)
Stephen J. Donohue, Executive
     Vice President - NY  Regional Manager                    60,000         $ 8.50         $  300,000 (U)
                                                              12,000         $13.50                $ 0 (U)
James L. Morrison, Executive
     Vice President - CA  Regional Manager                    60,000         $ 8.50         $  300,000 (U)
                                                              12,000         $13.50                $ 0 (U)
Michael J. Sullivan, Executive
     Vice President - NC Regional Manager                     20,000         $ 8.50         $  100,000 (U)
                                                               4,000         $13.50                $ 0 (U)
Dennis A. McDermott - Senior
     Vice President and Chief Financial Officer               40,000         $ 8.50         $  200,000 (U)
                                                              10,000         $13.50                $ 0 (U)
All current executive
     officers as a group (7 persons)                         350,000         $ 8.50         $1,750,000 (U)
                                                              77,000         $13.50                $ 0 (U)
All current directors who are not executive
     officers as a group (8 persons)                          80,000         $ 8.50         $  400,000 (U)
                                                                   0             --                     --
All employees as a group, other than executive
     officers (69 persons)                                   142,500         $ 8.50         $  712,500 (U)
                   (70 persons)                               40,350         $13.50                $ 0 (U)


-------------------------------
(1) This table includes options which were granted on April 25, 1997 and which are not included in the compensation tables set forth under "Executive Compensation" above. It is assumed that such options had no value as of April 25, 1997 because they were granted at the fair market value of the Common Stock as determined on the grant date.

FEDERAL INCOME TAX EFFECTS

         The Plan is not qualified under the provisions of Section 401(a) of the Code, nor is it subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

         INCENTIVE STOCK OPTIONS. Incentive stock options are "incentive stock options" as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option. If, subsequent to the exercise of an incentive stock option, the optionee holds the shares received upon exercise for a period that exceeds (a) two years from the date such incentive stock option was granted or, if later, (b) one year from the date of exercise (the "Required Holding Period"), the difference (if any) between the amount realized from the sale of such shares and the tax basis to the holder will be taxed as long- term capital gain or loss. In general, if, after exercising an incentive stock option, an employee disposes of the shares so acquired before the end of the Required Holding Period (a "Disqualifying Disposition"), such optionee would be deemed in receipt of ordinary income in the year of the Disqualifying Disposition, in an amount equal to the excess of the fair market value of the shares at the date the incentive stock option was exercised over the exercise price. If the Disqualifying Disposition is a sale or exchange which would permit a loss to be recognized under the Code (were a loss in fact to be sustained), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the optionee's ordinary income would be limited to the gain (if any) from the sale. If the amount realized upon disposition exceeds the fair market value of the shares on the date of exercise, the excess would be treated as short-term or long-term capital gain, depending on whether the holding period for such shares exceeded one year.

         The alternative minimum tax on individuals is imposed at a rate of 26% of the first $175,000 of taxable excess, and 28% of so much of the taxable excess as exceeds $175,000. Taxable excess is defined as the excess of (i) an individual's taxable income plus certain specified tax preference items and subject to certain items of adjustment, over (ii) an exemption amount ($33,750 in the case of non-married individuals; $45,000 in the case of married individuals filing jointly; and $22,500 in the case of married individuals filing separately). The exemption amount is reduced or eliminated in certain cases. An individual will be liable for the alternative minimum tax only to the extent of the amount by which such tax exceeds the liability for regular Federal income tax (reduced by certain credits). A foreign tax credit may be applied against the alternative minimum tax. Further, the amount of minimum tax liability generally is allowed as a credit offsetting regular tax liability in subsequent years.

         The amount by which the fair market value of the shares acquired at the time of exercise of an incentive stock option exceeds the exercise price of such shares under such option generally will be treated as an item of adjustment included in the optionee's alternative minimum taxable income for purposes of the alternative minimum tax for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the shares in the year in which the option is exercised, there will be no item of adjustment for purposes of the alternative minimum tax as a result of the exercise of the option with respect to those shares. If there is a Disqualifying Disposition in a year after the year of exercise, the income on the Disqualifying Disposition will not be considered income for purposes of the alternative minimum tax in that subsequent year. The optionee's tax basis for shares acquired pursuant to the exercise of an incentive stock option will be increased for purposes of determining the alternative minimum tax by the amount of the item of adjustment recognized with respect to such shares in the year the option was exercised.

         An income tax deduction is not allowed to the Company with respect to the grant or exercise of an incentive stock option or the disposition, after the Required Holding Period, of shares acquired upon exercise. In the event of a Disqualifying Disposition, a Federal income tax deduction will be allowed to the Company in an amount equal to the ordinary income to be recognized by the optionee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

         NON-STATUTORY STOCK OPTIONS. An optionee granted a non-statutory stock option will generally recognize, at the date of exercise of such non-statutory stock option, ordinary income equal to the difference between the exercise price and the fair market value of the shares of Common Stock subject to the non-statutory stock option. This taxable ordinary income will be subject to Federal income tax withholding. A Federal income tax deduction will be allowed to the Company in an amount equal to the ordinary income to be recognized by the optionee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

         If an optionee exercises a non-statutory stock option by delivering other shares, the optionee will not recognize gain or loss with respect to the exchange of such shares, even if the then fair market value of the shares is different from the optionee's tax basis. The optionee, however, will be taxed as described above with respect to the exercise of the non-statutory stock option as if he has paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction. Provided a separate identifiable stock certificate is issued therefor, the optionee's tax basis in that number of shares received on such exercise which is equal to the number of shares surrendered on such exercise will be equal to his or her tax basis in the shares surrendered and his or her holding period for such number of shares received will include his or her holding period for the shares surrendered.
The optionee's tax basis and holding period for the additional shares received on exercise of a non-statutory stock option paid for, in whole or in part, with shares will be the same if the optionee had exercised the non-statutory stock option solely for cash.

         The Board of Directors believes that the success of the Company depends to a great extent on its continued ability to attract and retain employees and directors of high quality who are motivated to exert their best efforts on behalf of the Company and Capital Factors, and believes that the Plan will be effective in retaining its present employees and directors and attracting new employees and directors in the future.


         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE STOCK OPTION PLAN.

       PROPOSAL TO APPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS RELATING TO THE INCENTIVE COMPENSATION AND DEFERRED COMPENSATION
               PROVISIONS SET FORTH IN THE EMPLOYMENT AGREEMENT


         Effective January 1, 1996, the Company and Capital Factors entered into an employment agreement with John W. Kiefer, the President and Chief Executive Officer of the Company and Capital Factors (the "Agreement"). The Agreement is attached hereto as Appendix B. The material features of the Agreement are discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the Agreement.

         Under the terms the Agreement, payment of the portion of Mr. Kiefer's incentive compensation and deferred compensation that otherwise would not be deductible under Section 162(m) of the Code is subject to approval by the Company's shareholders of the material terms of the performance goals upon which such incentive compensation and deferred compensation are based. The material terms of such performance goals relating to the incentive compensation and deferred compensation set forth in the Agreement include the employee eligible to receive the compensation, the business criteria on which the performance goals are based and the maximum amount that could be paid to the employee if the performance goals are obtained. The material terms of the performance goals relating to the incentive compensation and deferred compensation provisions set forth in the Agreement are therefore being submitted to the shareholders for approval. If approval is not obtained, Mr. Kiefer would still be entitled to that portion of the incentive compensation and deferred compensation that would be deductible by the Company under Section 162(m).

         The Agreement has a term of five years and expires in December 2000. Upon execution of the Agreement, Mr. Kiefer received a signing bonus of $250,000 and a $100,000 loan payable in five equal installments of principal plus all accrued interest through the date of payment during the term, but due in full upon earlier termination of the Agreement. The Agreement provides for an annual base salary to Mr. Kiefer of $300,000 in the first year, subject to adjustment in the discretion of the Company's Board of Directors or Compensation Committee, although the minimum increase will be $25,000 per year. For 1997, Mr. Kiefer's salary was increased to $325,000. Mr. Kiefer will receive a bonus on December 31 of each year during the term of the Agreement if he is then still employed thereunder, in an amount equal to the amount of principal and interest then due under his loan from the Company.

         THIS PARAGRAPH AND THE FOLLOWING PARAGRAPH DISCUSS THE MATERIAL TERMS OF THE PERFORMANCE GOALS OF THE INCENTIVE COMPENSATION AND DEFERRED COMPENSATION PROVISIONS OF THE AGREEMENT THAT ARE THE SUBJECT OF THIS PROPOSAL. The Agreement provides for an annual bonus based on the Company's success in reaching certain targets for net revenues and income before income taxes, which targets are ultimately determined by the Compensation Committee or the Board on an annual basis. In the event the targets are reached, the portion of the bonus relating to net revenues would equal 20% of Mr. Kiefer's salary and the portion of the bonus relating to income before income taxes would equal 80% of his salary. Each portion of the bonus could be a smaller or larger percentage of his salary depending upon whether the targets are either not met or exceeded, with the aggregate maximum in any year being 185% of salary if both targets are doubled (148% of salary if income before taxes is doubled or higher and 37% of salary if net revenues is doubled or higher). The Agreement provides that, during the term of the Agreement, the maximum amount of Mr. Kiefer's base salary that may be taken into account for purposes of determining his incentive compensation is $600,000. Therefore, the highest incentive compensation he could receive in any one year, assuming the maximum salary and doubling all targets set by the Compensation Committee, would be $1,110,000. For Mr. Kiefer to receive no bonus, both net revenues and income before income taxes would have to be no more than 50% of target levels. For the 1996 fiscal year, Mr. Kiefer received incentive compensation of $346,200 (115.4 % of base salary) out of a total of $555,000 which could have been earned based on a salary of $300,000.

         Mr. Kiefer shall also receive deferred compensation equal to 67% of his salary for each year that (i) net revenues and income before income taxes exceed projected net revenues and income before income taxes as set forth in the Company's five-year plan (which calls for increases in these items each year), (ii) net revenues increase by 13.5% over net revenues for the prior year and (iii) income before income taxes increases by 22.5% over income before income taxes for the prior year. The deferred compensation shall vest 50% after three years and 25% after each of the fourth and fifth years, provided that Mr. Kiefer is still employed by the Company, although the employment condition for vesting will lapse after the five-year term of the Agreement if Mr. Kiefer is employed at that time. If at the end of the five- year term, Mr. Kiefer agrees to be employed by the Company for another five years, then all deferred compensation that has not yet vested shall immediately vest. The Agreement provides that, during the term of the Agreement, the maximum amount of Mr. Kiefer's base salary that may be taken into account for purposes of determining his deferred compensation is $600,000. Therefore, the highest deferred compensation Mr. Kiefer could earn in any one year would be $402,000. Mr. Kiefer would receive no deferred compensation if any one of the goals specified in (i) through (iii) above were not met. For the 1996 fiscal year, Mr. Kiefer earned deferred compensation of $200,000 based on a salary of $300,000.

         In addition, pursuant to the Agreement, upon the effective date of the initial public offering of the Company's Common Stock, Mr. Kiefer received options to purchase one percent of the Company's Common Stock outstanding after giving effect to such offering (but not including the exercise of the overallotment option granted to the underwriters of such offering) at the initial public offering price, subject to the terms and conditions of the Capital Factors Holding, Inc. Stock Option Plan then in effect. For additional information regarding such option grant, see "Compensation Pursuant to Plans -- 1996 Stock Option Grants."

         Upon the Company's termination of Mr. Kiefer's employment without cause, Mr. Kiefer shall be entitled to receive, among other things, (i) base salary through the date of such termination, (ii) all previous bonuses and a pro- rata portion of the bonus payable, if any, for the year in which termination occurs, (iii) an acceleration of the vesting of all deferred compensation and (iv) subject to mitigation if he obtains subsequent employment, his base salary through the expiration date of the Agreement. In the event of a change in control, Mr. Kiefer shall receive the same compensation as if terminated without cause except that in lieu of the compensation payable in (iv) above, Mr. Kiefer shall be entitled to receive a lump sum payment equal to two times his base salary and prior year's bonus if he terminates his employment because of changes in his employment situation and an additional amount equal to two times his prior year's deferred compensation, if any, if he is terminated by the Company without cause within one year after a change in control. Upon termination for "cause" or upon voluntary resignation, Mr. Kiefer shall be entitled to receive his base salary through the date of such termination.

         Payment of the incentive compensation bonus and deferred compensation in certain years during the term that would not otherwise be deductible by reason of Section 162(m) of the Internal Revenue Code of 1986, as amended, is subject to certain approvals, including shareholder approval. The agreement also contains certain non-competition covenants and covenants against solicitation of clients and employees for a competitive business.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS RELATING TO THE INCENTIVE COMPENSATION AND DEFERRED COMPENSATION PROVISIONS SET FORTH IN THE EMPLOYMENT AGREEMENT.

                            SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of March 31, 1997 concerning (i) the nominees for re-election to the Company's Board of Directors (see "Election of Directors"); (ii) the Named Executive Officers (see "Executive Compensation -- Annual Compensation"); (iii) all directors, nominees for director and executive officers of the Company as a group; and (iv) any person who is known to be the beneficial owner, as such term is defined in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, of more than 5% of the outstanding shares of the Company's Common Stock, according to filings by such persons with the Securities and Exchange Commission.

                                                    Amount and Nature of                      Percent of
                                                     Beneficial Ownership                    Common Stock
            Name and Address                         of Common Stock (1)                      Outstanding
-------------------------------------              -----------------------                 ----------------
DIRECTORS:
   John W. Kiefer                                       29,200 (2)                                 *
   Javier J. Holtz                                           0 (3)                                 *
   Daniel M. Holtz                                           0 (4)                                 *
   Stephen N. Ashman                                         0 (5)                                 *
   Ronald S. Chase                                      12,000 (5)                                 *
   Cynthia R. Cohen                                          0 (5)                                 *
   Norman G. Einspruch                                       0 (5)                                 *
   Jack D. Listanowsky                                       0 (5)                                 *
   Harold L. Oshry                                           0 (5)                                 *
   Bruce S. Raiffe                                      12,500 (5)                                 *

OTHER NAMED EXECUTIVE OFFICERS:
   Stephen J. Donohue                                        0 (6)                                 *
   James L. Morrison                                     1,000 (6)                                 *
   Michael J. Sullivan                                   1,000 (7)                                 *
   Dennis A. McDermott                                       0 (8)                                 *

ALL CURRENT DIRECTORS AND EXECUTIVE                     56,500                                     *
 OFFICERS OF THE COMPANY
  AS A GROUP (15 persons)

OTHER 5% OWNERS:
   Capital Bancorp                                  10,000,000 (9)                              81.3%
     1221 Brickell Avenue
     Miami, Florida 33131
   Capital Bank                                     10,000,000 (10)                             81.3%
     1221 Brickell Avenue
     Miami, Florida 33131
   Fana Holtz                                                  (11)                              (11)
     9999 Collins Avenue, PH 3B
     Bal Harbor, Florida 33154

-------------------------
*Less than 1%

                                                  (Footnotes on following page.)

(1) The nature of the reported beneficial ownership is unshared voting and investment power unless otherwise indicated. Beneficial ownership of Common Stock does not reflect shares that would be received upon the exercise of options that are not exercisable within 60 days. Fana Holtz is the mother of Daniel and Javier Holtz.

(2) Does not includes 120,000 shares of Common Stock that Mr. Kiefer has the right to acquire pursuant to stock options which were granted in 1996 but are not currently exercisable. See "Proposal to Approve Stock Option Plan" above for more information regarding the vesting of the Company's stock options and the limitations on exercise of options
         during the Eighty Percent Period .   Also does not include 24,000
         shares that Mr. Kiefer has the right to acquire pursuant to stock options granted on April 25, 1997, which are not currently exercisable.

(3) Does not include 25,000 shares of Common Stock that Mr. Holtz has the right to acquire pursuant to stock options which were granted in 1996 but are not currently exercisable. See "Proposal to Approve Stock Option Plan" above for more information regarding the vesting of the Company's stock options and the limitations on exercise of options during the Eighty Percent Period. Also does not include 10,000 shares that Mr. Holtz has the right to acquire pursuant to stock options granted on April 25, 1997, which are not currently exercisable. In addition, Mr. Javier Holtz is the beneficial owner of approximately 3.8% of the outstanding shares of Capital Bancorp, which is the parent company of Capital Bank. Capital Bank is the direct owner of approximately 81.3% of the outstanding Common Stock of the Company. Pursuant to a Schedule 13G filed with the Securities and Exchange Commission on February 14, 1997, Javier Holtz disclaims beneficial ownership of the 3.1% of Company shares which may be attributed to him through his beneficial ownership of Capital Bancorp Common Stock. Mr. Holtz, individually, and together with his mother Fana Holtz, and his brother, Daniel Holtz, have filed an application with the Florida Department of Banking and Finance to acquire and/or maintain control of Capital Bancorp, although they do not believe that such an application is legally required.

(4) Does not include 10,000 shares of Common Stock that Mr. Holtz has the right to acquire pursuant to stock options which are not currently exercisable. See "Proposal to Approve Stock Option Plan" above for more information regarding the vesting of the Company's stock options and the limitations on exercise of options during the Eighty Percent Period. In addition, Mr. Daniel Holtz is the beneficial owner of approximately 6.4% of the outstanding shares of Capital Bancorp, which is the parent company of Capital Bank. Capital Bank is the direct owner of approximately 81.3% of the outstanding Common Stock of the Company. Pursuant to a Schedule 13G filed with the Securities and Exchange Commission on February 14, 1997, Daniel Holtz disclaims beneficial ownership of the 5.2% of Company shares which may be attributed to him through his beneficial ownership of Capital Bancorp Common Stock. Mr. Holtz, individually, and together with his mother Fana Holtz, and his brother, Javier Holtz, have filed an application with the Florida Department of Banking and Finance to acquire and/or maintain control of Capital Bancorp, although they do not believe that such an application is legally required.

(5) Does not include 10,000 shares of Common Stock which he or she has the right to acquire pursuant to stock options which are not currently exercisable. See "Proposal to Approve Stock Option Plan" above for more information regarding the vesting of the Company's stock options and the limitations on exercise of options during the Eighty Percent Period.

(6) Does not include 60,000 shares of Common Stock that such person has the right to acquire pursuant to stock options which were granted in 1996 but are not currently exercisable. See "Proposal to Approve Stock Option Plan" above for more information regarding the vesting of the Company's stock options and the limitations on exercise of options during the Eighty Percent Period. Also does not include 12,000 shares that such person has the right to acquire pursuant to stock options granted on April 25, 1997, which are not currently exercisable.

(7) Does not include 20,000 shares of Common Stock that Mr. Sullivan has the right to acquire pursuant to stock options which were granted in 1996 but are not currently exercisable. See "Proposal to Approve Stock Option Plan" above for more information regarding the vesting of the Company's stock options and the limitations on exercise of options during the Eighty Percent Period. Also does not include 4,000 shares that Mr. Sullivan has the right to acquire pursuant to stock options granted on April 25, 1997, which are not currently exercisable.


                                        (Footnotes continued on following page.)

(8) Does not include 40,000 shares of Common Stock that Mr. McDermott has the right to acquire pursuant to stock options which were granted in 1996 but are not currently exercisable. See "Proposal to Approve Stock Option Plan" above for more information regarding the vesting of the Company's stock options and the limitations on exercise of options during the Eighty Percent Period. Also does not include 10,000 shares that Mr. McDermott has the right to acquire pursuant to stock options granted on April 25, 1997, which are not currently exercisable.

(9) This information was obtained from a Schedule 13G filed with the Securities and Exchange Commission on February 5, 1997. Capital Bancorp is the parent company of Capital Bank, which is the owner of 81.3% of the outstanding Common Stock of the Company.

(10) This information was obtained from a Schedule 13G filed with the Securities and Exchange Commission on February 5, 1997.

(11) This information was obtained from a Schedule 13G filed with the Securities and Exchange Commission on February 14, 1997. Fana Holtz is the beneficial owner of approximately 36.8% of the outstanding shares of Capital Bancorp, which is the parent company of Capital Bank. Capital Bank is the direct owner of approximately 81.3% of the outstanding Common Stock of the Company. Fana Holtz disclaims beneficial ownership of the 29.9% of Company shares which may be attributed to her through her beneficial ownership of Capital Bancorp Common Stock. Mrs. Holtz, individually, and together with her sons, Javier Holtz and Daniel Holtz, have filed an application with the Florida Department of Banking and Finance to acquire and/or maintain control of Capital Bancorp, although they do not believe that such an application is legally required.

                                OTHER BUSINESS

         The Board of Directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as, in their discretion, they may deem appropriate, unless they are directed by a proxy to do otherwise.

                                MISCELLANEOUS

INDEPENDENT AUDITORS

         On April 24, 1997, the Audit Committee recommended and the Board of Directors appointed the firm of Deloitte & Touche, LLP, independent certified public accountants, to examine the consolidated financial statements of the Company and its subsidiaries for the 1997 fiscal year. Representatives of Deloitte & Touche, LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions from shareholders.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and 10% shareholders are required by regulation to furnish the Company with all such Section 16(a) filings made. The Company believes that, during the fiscal year ended December 31, 1996, its executive officers, directors and holders of more than 10% of the Company's Common Stock complied with all applicable Section 16(a) filing requirements, except that the Forms 3 relating to their initial beneficial ownership were inadvertently filed late by Capital Bancorp and Fana Holtz (neither of which directly own any shares of Company Common Stock). Pursuant to a Schedule 13G filed with the Securities and Exchange Commission on February 14, 1997, Mrs. Holtz disclaims beneficial ownership of any shares of Common Stock of the Company. In addition, a Form 4 relating to changes in his beneficial ownership during the first quarter of 1997 was inadvertently filed late by John Apgar, Senior Vice President of Capital Factors.

SHAREHOLDER PROPOSALS

         Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, a shareholder intending to present a proposal for action at the Company's 1998 Annual Meeting of Shareholders must deliver a proposal in writing to the Company's principal executive offices no later than January 2, 1998 for inclusion in the Company's proxy statement relating to such meeting.


                                          BY ORDER OF THE BOARD OF DIRECTORS



                                          Javier J. Holtz, Chairman of the Board

May 2, 1997

                                   APPENDIX A

                     ---------------------------------------

                          CAPITAL FACTORS HOLDING, INC.
                                STOCK OPTION PLAN

                     ---------------------------------------


         Purpose. The purpose of this Plan is to advance the interests of Capital Factors Holding, Inc., a Florida corporation (the "Company"), by providing an additional incentive to attract, retain and motivate qualified and competent persons who are key to the Company (as hereinafter defined), including key employees, Officers and Directors, and upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons.

         1. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

               (a) "Bank" shall refer to Capital Bank, a Florida bank and majority shareholder of the Company.

               (b) "Board" shall mean the Board of Directors of the Company.

               (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

               (d) "Committee" shall mean the Company's Compensation and Benefits Committee.

               (e) "Common Stock" shall mean the Company's Common Stock, par value $0.01 per share.

               (f) "Company" shall refer to Capital Factors Holding, Inc., a Florida corporation, its wholly-owned subsidiary, Capital Factors, Inc., a Florida corporation, and any additional existing or future direct or indirect majority owned subsidiary of the Company.

               (g) "Director" shall mean a member of the Board.

               (h) "Disinterested Person" shall mean a Director who is not, during the one year prior to his or her service as an administrator of this Plan, or during such service, granted or awarded equity securities pursuant to this Plan or any other plan of the Company or any of its affiliates, except that:

                           (i) participation in a formula plan meeting the
                  conditions in paragraph (c)(2)(ii) of Rule 16b-3 promulgated under the Securities Exchange Act shall not disqualify a Director from being a Disinterested Person;

                           (ii) participation in an ongoing securities
                  acquisition plan meeting the conditions in paragraph (d)(2)(i) of Rule 16b-3 promulgated under the Securities Exchange Act shall not disqualify a Director from being a Disinterested Person; and

                           (iii) an election to receive an annual retainer fee
                  in either cash or an equivalent amount of securities, or partly in cash and partly in securities, shall not disqualify a Director from being a Disinterested Person.

In addition, in order to be a "Disinterested Person" a director shall be an outside director as defined in the rules and regulations under Section 162(m) of the Code. Such rules and regulations presently provide that a director shall not be a current employee of the Company or, a former employee receiving compensation from the Company for prior services (other than from a qualified retirement plan), shall not have been an officer of the Company, and shall not be receiving any remuneration from the Company, either directly or indirectly, in any capacity other than as a director. Remuneration is considered received, either directly or indirectly, by a director if:

                           (i) it is paid in the applicable year to the director
                  or to an entity in which the director has a beneficial ownership interest of greater than 50%;

                           (ii) it is not de minimis, and was paid in the prior
                  year to an entity in which the director has a beneficial interest of at least 5% but not more than 50%; or

                           (iii) it is not de minimis, and was paid in the prior
                  year to an entity in which the director is employed or self-employed other than as a director.

For the purposes hereof, remuneration paid for goods or services shall be considered to be de minimis if the amount paid by the Company in its preceding taxable year does not exceed 5% of the recipient's gross revenues. However, remuneration in excess of $60,000 paid to an entity is not de minimis if it is paid to an entity described in (ii) above (one in which the director owns from a 5% to 50% interest), or if it is paid for personal services to an entity described in (iii) above (one by which the director is employed but owns less than a 5% interest).

               (i) "Effective Date" shall mean the commencement date of the Company's initial public offering of Common Stock as contemplated by the Company's Registration Statement on Form S-1 (Registration No. 333-3419) initially filed with the Securities and Exchange Commission on May 9, 1996.

               (j) "Eighty Percent Control" shall refer to control of the Company within the meaning of Section 368(c) of the Code, that is ownership of at least 80 percent of the total combined voting power of all classes of stock entitled to vote for directors of the Company and at least 80 percent of the total number of shares of each other class of stock of the Company, all as defined in Section 368(c) of the Code.

               (k) "Eighty Percent Holder" shall refer to Bank or any designee of the Bank or any previous designee of the Bank to whom or which the Bank or such previous designee has transferred Eighty Percent Control.

               (l) "Eighty Percent Period" shall refer to that period during which any Eighty Percent Holder has Eighty Percent Control.

               (m) "Employee Director" shall mean a member of the Board who is also an employee of the Company or a Subsidiary.

               (n) "Fair Market Value" of a Share on any date of reference shall be the "Closing Price" (as defined below) of the Common Stock on the business day immediately preceding such date, unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For the purpose of determining Fair Market Value, the "Closing Price" of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("Nasdaq"), or any similar system of automated dissemination of quotations of securities prices in common use, the last reported sale price of Common Stock for such day on such system, or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days.

               (o) "Incentive Stock Option" shall mean an incentive stock option as defined in Section 422 of the Code.

               (p) "Non-Employee Director" shall mean a member of the Board who is not an employee of the Company or a Subsidiary.

               (q) "Non-Qualified Stock Option" shall mean an Option which is not an Incentive Stock Option.

               (r) "Officer" shall mean the Company's president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division or function (such as administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of Subsidiaries shall be deemed Officers of the Company if they perform such policy-making functions for the Company. As used in this paragraph, the phrase "policy-making function" does not include policy-making functions that are not significant. Unless specified otherwise in a resolution by the Board, an "executive officer" pursuant to Item 401(b) of Regulation S-K (17 C.F.R. ss. 229.401(b)) shall be only such person designated as an "Officer" pursuant to the foregoing provisions of this paragraph.

               (s) "Option" (when capitalized) shall mean any option granted under this Plan.

               (t) "Optionee" shall mean a person to whom a stock option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

               (u) "Plan" shall mean this Stock Option Plan for the Company.

               (v) "SAR" shall mean a stock appreciation right.

               (w) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               (x) "Share(s)" shall mean a share or shares of the Common Stock.

               (y) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         2. SHARES AND OPTIONS. The Company may grant to Optionees from time to time Options to purchase an aggregate of up to 1,300,000 Shares from authorized and unissued Shares. If any Option granted under the Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares. Subject to the provisions of Section 15 hereof, an Option granted hereunder shall be either an Incentive Stock Option or a Non-Qualified Stock Option as determined by the Committee at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or Non-Qualified Stock Option. All Incentive Stock Options shall be granted within 10 years from the effective date of this Plan.

         3. DOLLAR LIMITATION. Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Code Section 422(b) are exercisable for the first time by any individual during any calendar year (under all plans of the Company and any Subsidiary), exceeds $100,000.

         4.    CONDITIONS FOR GRANT OF OPTIONS.

               (a) Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. In addition to Non-Employee Directors (who shall receive Options only pursuant to Section 16 of this Plan), Optionees shall be those persons selected by the Committee from the class of all regular employees of the Company or its Subsidiaries, including Employee Directors and Officers who are regular employees of the Company. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

               (b) In granting Options to employees of the Company or its Subsidiaries, the Committee shall take into consideration the contribution the person has made to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee may from time to time in granting Options to employees of the Company or its Subsidiaries under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation,
(i) prescribing the date or dates on which the Option becomes exercisable, (ii) providing that the Option rights accrue or become exercisable in installments over a period of years, upon termination of the Eighty Percent Period, the consent of the Eighty Percent Holder and/or the attainment of stated goals, or
(iii) relating an Option to the continued employment of the Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

               (c) The Options granted to employees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with the Company or its Subsidiaries. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to employment or continuance of employment by the Company or its Subsidiaries.

               (d) Notwithstanding any other provision of this Plan, and in addition to any other requirements of this Plan, Options may not be granted to
(i) an Officer or Employee Director unless the grant of such Options is authorized by, and all of the terms of such Options are determined by, a Committee that is appointed in accordance with Section 14 of this Plan and all of whose members are Disinterested Persons, or (ii) a Non-Employee Director unless the grant of such Options is made in accordance with Section 16 of this Plan.

               (e) Notwithstanding any other provision of this Plan, and in addition to any other requirements of this Plan, the aggregate number of Options granted to any one Director, Officer or employee may not exceed 35% of the total number of options available for grant under the Plan.

         5. OPTION PRICE. The option price per Share of any Option shall be any price determined by the Committee but shall not be less than the par value per Share; provided, however, that in no event shall the option price per Share of any Incentive Stock Option or Option granted pursuant to Section 16 of this Plan be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

         6. EXERCISE OF OPTIONS. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company or Subsidiary employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements. Unless further limited by the Committee in any Option, the option price of any Shares purchased shall be paid in cash, by certified or official bank check, by money order, with Shares or by a combination of the above; provided further, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Option is exercised. The Company in its sole discretion may, on an individual basis or pursuant to a general program established in connection with this Plan, and subject to applicable law, lend money to an Optionee, guarantee a loan to an Optionee, or otherwise assist an Optionee to obtain the cash necessary to exercise all or a portion of an Option granted hereunder or to pay any tax liability of the Optionee attributable to such exercise. If the exercise price is paid in whole or part with Optionee's promissory note, such note shall
(i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at a rate no less than the prime rate of the Company's principal lender, and (iv) contain such other terms as the Board in its sole discretion shall reasonably require. No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 11 hereof.

         7. EXERCISABILITY OF OPTIONS. Except as provided in Section 9 hereof or otherwise provided in this Section 8, any Option shall become exercisable in such amounts, at such intervals and upon such terms as the Committee shall provide in such Option.

               (a) The expiration date of an Option shall be determined by the Committee at the time of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant of the Option.

               (b) Unless otherwise provided in any Option, each outstanding Option shall become immediately fully exercisable:

                   (i) if there occurs any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan), that has the result that shareholders of the Company immediately before such transaction cease to own at least 51 percent of the voting stock of the

         Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

                   (ii) if the shareholders of the Company shall approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

                   (iii) if the shareholders of the Company shall approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned);

provided, however, that this Section 8(b) shall not apply to accelerate the exercisability of any Option if all or part of the shares in the Company are distributed to Capital Bank, Capital Bancorp, to shareholders of Capital Bancorp or to any of their affiliates, regardless of the manner in which such Shares are distributed.

               (c) Except with respect to an Option granted pursuant to
Section 15 of this Plan, and subject to the restrictions of Section 9, the Committee may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

         8. RESTRICTIONS ON GRANT AND EXERCISE OF OPTIONS DURING EIGHTY PERCENT PERIOD; CONVERSION TO SARS.

               (a) During the Eighty Percent Period, Options to purchase no more than 200,000 shares of Common Stock may be granted under the Plan without the restrictions on exercise set forth in the next two sentences of this Section 9(a). Options to purchase any additional shares issuable under the Plan, even if vested pursuant to the terms of such Options, may not be exercised by an Optionee without the prior written approval of the Eighty Percent Holder during the Eighty Percent Period. Optionees desiring to exercise such Options, must make written inquiry of the Company and the Eighty Percent Holder requesting approval of any such exercise, prior to exercising any such Options during the Eighty Percent Period. The Eighty Percent Holder may, in its sole discretion, consent to the removal or limitation of the restrictions contained in this Section 9(a).

               (b) Each Non-Qualified Stock Option or portion thereof subject to the restrictions contained in Section 9(a) requiring approval by the Eighty Percent Holder in order to be exercised shall be issued accompanied by an SAR. The SARs shall be exercisable as provided by the Committee in the Non-Qualified Stock Option, but in no event prior to April 15, 2001, and then only in the event that the Eighty Percent Holder does not provide written approval of the Optionee's exercise of such vested Non-Qualified Stock Option or vested portion thereof which is subject to the restrictions set forth in Section 9(a) above and only during the Eighty Percent Period. Each such SAR shall be exercisable with respect to the same number of shares of Common Stock that are subject to restriction pursuant to the vested Non-Qualified Stock Option or vested portion thereof that the Optionee requested to exercise. Upon the Optionee's exercise of such SAR, the Optionee shall be paid, in cash, an amount equal to the product of
(i) the amount by which the Fair Market Value per share of Common Stock on the date on which the SAR is exercised exceeds the exercise price per share of Common Stock prescribed in the SAR (former Non-Qualified Stock Option) and (ii) the number of shares subject to the exercisable portion of the SAR with respect to which the Optionee has requested the ability to exercise. Any exercise of an SAR by an Optionee shall only occur during the period beginning on the third business day following the release by the Company of its quarterly or annual financial results and ending on the last business day of the quarter in which such release was made.

               (c) Each and every SAR accompanying a Non-Qualified Stock
Option shall be subject to the same provisions and restrictions relating to Non-Qualified Stock Options as are set forth in this Plan. In the event that any Optionee's employment by the Company or any Subsidiary or service as a Director of the Company shall terminate, any SARs held by any such Optionee on the date of such termination may be exercised during the same period, by the same person or persons, and to the same extent as any Non-Qualified Stock Options may, or would be exercised by such Optionee.

               (d) The restrictions set forth in this Section 9 and the SARs shall immediately terminate at such time as there is no Eighty Percent Holder.

         9.    TERMINATION OF OPTION PERIOD.

               (a) The unexercised portion of any Option, other than an Option granted pursuant to Section 16 hereof, shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                   (i) three months after the date on which the Optionee's employment is terminated for any reason other than by reason of (A) Cause, which, shall mean "Cause" under Optionee's employment agreement, if any, or which, solely for purposes of this Plan, shall mean the termination of the Optionee's employment (or, in the case of non-employee Directors, the removal of the Optionee as a Director) by reason of any act or any failure to act, by the Optionee that constitutes (1) misfeasance or malfeasance in connection with the performance by him of his duties and responsibilities as an employee or Director of the Company; (2) fraud, embezzlement or breach of trust;
         (3) any criminal act other than minor traffic infractions; or (4) the willful or knowing refusal by the Optionee to perform substantially all or any portion of his duties and responsibilities as an employee or Director of the Company; (B) a mental or physical disability as determined by a medical doctor satisfactory to the Committee, or (C) death;

                   (ii) immediately upon the termination of the Optionee's employment for Cause;

                   (iii) twelve months after the date on which the Optionee's employment is terminated by reason of a mental or physical disability (within the meaning of Code Section 22(e)) as determined by a medical doctor satisfactory to the Committee; or

                   (iv) (A) twelve months after the date of termination of the Optionee's employment by reason of death of the employee, or (B) three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in Subsection 9(a)(iii) hereof; provided, however, that the Committee may adjust these terms, in its sole discretion, with respect to any Option that contains restrictions pursuant to Section 9 of this Plan.

               (b) The Committee in its sole discretion may by giving written notice ("cancellation notice") cancel, effective upon the date of the consummation of any corporate transaction described in Subsections 8(b)(ii) or
(iii) hereof, any Option that remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction.

         10.   ADJUSTMENT OF SHARES.

               (a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

                   (i) appropriate adjustment shall be made in the maximum number of Shares available for grant under the Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

                   (ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

               (b) Subject to the specific terms of any Option, the Committee may change the terms of Options outstanding under this Plan, subject to written approval of the during the Eighty Percent Holder during the Eighty Percent Period, including with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee's sole discretion, such adjustments become appropriate by reason of a corporate transaction described in Subsections 8(b)(ii) or (iii) hereof.

               (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

               (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise; although the foregoing shall remain subject to the provisions in the Company's Amended and Restated Articles of Incorporation.

         11. TRANSFERABILITY OF OPTIONS. Each Option shall provide that such Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and each Option shall be exercisable during the Optionee's lifetime only by the Optionee.

         12. ISSUANCE OF SHARES. As a condition of any sale or issuance of Shares upon exercise of any Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

                   (i) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                   (ii) a representation, warranty and/or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

         13.   ADMINISTRATION OF THE PLAN.

               (a) The Plan shall be administered by the Committee, which shall consist of not less than two Directors, each of whom shall be Disinterested Persons to the extent required by Section 5(d) hereof, provided that the Committee shall not have any discretion with respect to the grant of Options to Non-Employee Directors pursuant to Section 16 of this Plan. The Committee shall have all of the powers of the Board with respect to the Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

               (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The Committee's determinations and its interpretation and construction of any provision of the Plan shall be final and conclusive.

               (c) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written approval of the members of the Committee.

         14. INCENTIVE OPTIONS FOR 10% SHAREHOLDERS. Notwithstanding any other provisions of the Plan to the contrary, an Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its subsidiary [as defined in Section 424 of the Code] at the date of grant) unless the option price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

         15. FORMULA GRANTS TO NON-EMPLOYEE DIRECTORS. Each Non-Employee Director will receive (i) on the later of the date of his or her appointment as a Director or the Effective Date, a Non-Qualified Stock Option to purchase 10,000 shares of Common Stock, and (ii) on the date of each annual meeting of the Company's shareholders, beginning with the first such annual meeting that occurs after December 31, 1996, if such person continues to serve as a director on such date, a Non-Qualified Stock Option to purchase 2,000 shares of Common Stock. During the Eighty Percent Period, such Options granted on the Effective Date shall be subject to the restrictions of Section 9 on a pro-rata basis with all other Options granted on the Effective Date and shall be accompanied by SARs on the same pro-rata basis. Thereafter, during the Eighty Percent Period, all such Options shall be subject to the restrictions of Section 9 and shall be accompanied by SARs. All such SARs will have the same terms and conditions as provided in Sections 9(b) - (d). Subject to the restrictions set forth in Section 9, such Options will become exercisable for 20% of the shares on the first anniversary date of grant and the balance in equal annual installments over the four-year period thereafter. The per share exercise price of all Options granted to Non-Employee Directors pursuant to this Section 16 will be equal to the Fair Market Value of the Shares underlying such Option. The unexercised portion of any Option granted pursuant to this Section 16 shall become null and void (i) three months after the date on which such Non-Employee Director ceases to be a Director for any reason other than for mental or physical disability or death of the Non-Employee Director, or (ii) twelve months after the mental or physical disability or death of the Non-Employee Director, PROVIDED, HOWEVER, if an Option granted to a Non-Employee Director is subject to the restrictions set forth in Section 9 hereof at the time such Non-Employee Director ceases to be a Director, then, the foregoing periods of exercisability shall not commence until such restrictions terminate, or until the SAR accompanying the Option is exercisable, whichever is earlier, and for the period contained in (i) or (ii) above, whichever is applicable. If the exercise term of the Option expires while the Option is still subject to Section 9 hereof, then the Option (or SAR) shall be exercisable for three months after the termination of such restrictions or its exercisability as an SAR, whichever is earlier.

         16.   INTERPRETATION.

               (a) The Plan shall be administered and interpreted so that all Incentive Stock Options granted under the Plan will qualify as Incentive Stock Options under section 422 of the Code. If any provision of the Plan should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan.

               (b) This Plan shall be governed by the laws of the State of Florida.

               (c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

               (d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

         17.   AMENDMENT AND DISCONTINUATION OF THE PLAN.

               (a) Either the Board or the Committee may from time to time amend the Plan or any Option; provided, however, that, except to the extent provided in Section 11, no such amendment may, without approval by the shareholders of the Company, (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the number of securities which may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan; and provided further, that, except to the extent provided in Section 10, no amendment or suspension of the Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Optionee without the consent of such Optionee.

               (b) Notwithstanding anything herein to the contrary, the provisions of this Plan which govern the number of Options to be awarded to Non-Employee Directors, the exercise price per share under each such Option, when and under what circumstances such Option will be granted and the period within which each such Option may be exercised, shall not be amended more than once every six months (even with shareholder approval), other than to conform to changes to the Code, or the rules promulgated thereunder, and under the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder, or with rules promulgated by the Securities and Exchange Commission.

         18. EFFECTIVE DATE AND TERMINATION DATE. The Plan shall be effective upon the Effective Date and shall terminate on the 10th anniversary of the Effective Date.

                                   APPENDIX B

                              EMPLOYMENT AGREEMENT
                              --------------------


         This Employment Agreement ("Agreement") is made and entered into as of January 1, 1996 by and between CAPITAL FACTORS HOLDING, INC., a Florida corporation (the "Company"), CAPITAL FACTORS, INC., a Florida corporation ("Factors"), and JOHN W. KIEFER (hereinafter called the "Executive").

                                 R E C I T A L S
                                 - - - - - - - -

         A. The Executive is currently employed as President and Chief Executive Officer of the Company and of its direct and indirect subsidiaries, including Factors (collectively, the "Subsidiaries").

         B. The Executive possesses intimate knowledge of the business and affairs of the Company and the Subsidiaries, their policies, methods and personnel.

         C. The Board of Directors of the Company (the "Board") recognizes that the Executive has contributed to the growth and success of the Company and the Subsidiaries, and desires to assure the Company and the Subsidiaries of the Executive's continued employment and to compensate him therefor.

         D. The Board has determined that this Agreement will reinforce and encourage the Executive's continued attention and dedication to the Company and the Subsidiaries.

         E. The Executive is willing to make his services available to the Company and the Subsidiaries on the terms and conditions hereinafter set forth.


                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

         1.    EMPLOYMENT.

               1.1 EMPLOYMENT AND TERMS. The Company hereby agrees to employ the Executive and the Executive hereby agrees to serve the Company and its Subsidiaries, including Factors, on the terms and conditions set forth herein.

               1.2 DUTIES OF EXECUTIVE. During the term of this Agreement, the Executive shall serve as the President and Chief Executive Officer of the Company and of such of the Subsidiaries, including Factors, as directed by the Board, shall diligently perform all services as may be assigned to him by the Board (provided that, such services shall not materially differ from the services currently provided by the Executive), and shall exercise such power and authority as may from time to time be delegated to him by the Board. The Executive shall devote his full time and attention to the business and affairs of the Company and the Subsidiaries, render such services to the best of his ability, and use his best efforts to promote the interests of the Company and the Subsidiaries.

         2. TERM. The term of this Agreement, and the employment of the Executive hereunder, shall commence as of January 1, 1996 (the "Commencement Date") and shall expire on December 31, 2000 (the

"Expiration Date"), unless sooner terminated prior to the Expiration Date in accordance with the terms and conditions hereof (the "Term").

         3.    COMPENSATION.

               3.1 BASE SALARY. The Executive shall receive a base salary at the annual rate of $300,000 (the "Base Salary") during the term of this Agreement, with such Base Salary payable in installments consistent with the Company's or Capital Factors, Inc.'s normal payroll schedule, subject to applicable withholding and other taxes. The Base Salary shall be reviewed, at least annually, for merit increases and may, by action and in the discretion of the Board or the Company's Compensation and Benefits Committee, be increased at any time or from time to time. At a minimum, the Base Salary shall be increased each year by $25,000.

               3.2 SIGNING BONUS AND COMPANY LOAN. Upon execution of this Agreement, the Company shall: (i) pay the Executive $250,000 in cash as a signing bonus, subject to applicable withholding and other taxes; and (ii) loan the Executive $100,000 (the "Company Loan"). The Company Loan shall bear interest at the WALL STREET JOURNAL prime rate (as defined in the Capital Bank line of credit agreements) plus 1 1/2% . On each December 31 during the Term, twenty percent of the entire remaining principal amount of the Company Loan together with all interest accrued through such date shall become immediately due and payable. The entire principal balance together with all accrued interest thereon shall be due and payable in full in the event of and upon the earlier termination of this Agreement. Notwithstanding the foregoing, the Company shall, for each December 31 during the Term that Executive continues to be employed by the Company at such time, pay to the Executive a bonus equal to the amount of principal and accrued interest due and payable to the Company under the Company Loan at such December 31.

               3.3 ANNUAL BONUSES. The Executive shall be entitled to receive incentive compensation ("Incentive Compensation") for each year during the Term of this Agreement, commencing with the 1996 year, as set forth below:

                    (a) Attached hereto as Exhibits "A" and "B" is Executive's strategic plan (the "Plan") for the Company and the Subsidiaries during the Term, including projections as to net revenues ("Projected Net Revenues") and net earnings before income taxes ("Projected EBT") as set forth on Exhibits "A" and "B." Exhibit "A" assumes completion of a Public Offering (as defined in Section 4.5 hereof). For purposes hereof, "Net Revenues" is the sum of (i) the difference between interest income and interest expense, (ii) factoring fees or commission income and (iii) other income. For purposes hereof, "EBT" is net earnings before income taxes or the difference between (i) Net Revenues and (ii) the sum of total operating expenses and any provisions, and is otherwise referred to in the Plan and on the Company's consolidated financial statements as "Income Before Income Taxes."

                    (b) Not less than 45 days prior to the beginning of each calendar year during the Term, the Executive shall propose an annual budget for the forthcoming year (the "Annual Budget"). Approval of each Annual Budget shall be in the sole discretion of the Board and the Company's Compensation and Benefits Committee. After 1996, in no event shall Net Revenues and EBT in any Annual Budget be less than Projected Net Revenues and Projected EBT as set forth on Exhibit "A" or Exhibit "B" hereto, as applicable, for the preceding calendar year, unless otherwise agreed by the Board and the Company's Compensation and Benefits Committee in its sole discretion. Exhibit "A" shall be used to determine Projected Net Revenues and Projected EBT if the Company has completed a Public Offering (as defined in Section 4.5 hereof) on or prior to the year applicable. Otherwise, Exhibit "B" shall be used to determined Projected Net Revenues and Projected EBT. For purposes of this Agreement, the Net Revenues and EBT as set forth in any Annual Budget shall be referred to as "Target Net Revenues" and "Target EBT" for the calendar year with respect to which the Annual Budget was prepared. Furthermore, Target Net Revenues and Target EBT for 1996 are $45,289,295 and $18,606,913, respectively, if an IPO is completed in 1996 and $43,915,787 and $17,233,405, respectively, if an IPO is not completed in 1996.

                    (c) Within 90 days after the end of each calendar year during the Term, the Company shall calculate Net Revenues for such preceding calendar year. In addition, the Company shall calculate an amount equal to the quotient of Net Revenues for such year divided by Target Net Revenues for such year (the "Net Revenues Realization Ratio"). For each such year, the Executive shall be entitled to a bonus (the "Net Revenues Bonus") equal to the product of
(i) Base Salary for the applicable year and (ii) the applicable percentage (the "Applicable Percentage") set forth on Exhibit "C" to this Agreement next to the Net Revenues Realization Ratio that is equal to or, if not equal, closest to but less than the Net Revenues Realization Ratio for that year. For example, the Net Revenues Bonus shall be 20% of Base Salary if Net Revenues = Target Net Revenues.

                    (d) Within 90 days after the end of each calendar year during the Term, the Company shall calculate EBT for such preceding calendar year. In addition, the Company shall calculate an amount equal to the quotient of EBT for such year divided by Target EBT for such year (the "EBT Realization Ratio"). For each such year, the Executive shall be entitled to a bonus (the "EBT Bonus") equal to the product of (i) Base Salary for the applicable year and
(ii) the Applicable Percentage set forth on Exhibit "D" to this Agreement next to the EBT Realization Ratio that is equal to or, if not equal, closest to but less than the EBT Realization Ratio for that year. For example, the EBT Bonus shall be 80% of Base Salary if EBT = Target EBT.

                    (e) Net Revenues and EBT for each year during the Term shall be as reported on or calculated from the Company's annual audited consolidated financial statements for the Company's calendar year and shall be calculated in accordance with generally accepted accounting principles, applied consistently with prior periods.

                    (f) The Executive shall be entitled to receive the estimated amount of the Incentive Compensation (the "Estimated Incentive Compensation"), net of any withholding and other taxes, within fifteen
(15) days after the end of each year during the Term, such Estimated Incentive Compensation to be determined by the Compensation Committee based on the Company's unaudited consolidated financial statements as reviewed and approved by the Board. In no event shall the Estimated Incentive Compensation exceed the amount, if any, by which (i) $1,000,000 exceeds (ii) all remuneration, other than the Incentive Compensation, payable to the Executive that is required to be taken into account in determining the maximum amount of such remuneration that may be deducted by the Company under Section 162(m) of the Code for the year for which the Incentive Compensation is payable. The Estimated Incentive Compensation will be subject to upward or downward adjustment based on the Company's annual audited consolidated financial statements from the Company's independent certified public accountants (the "Adjustment"). The Adjustment shall be paid by the Executive to the Company, or shall be paid by the Company to the Executive, as the case may be, within fifteen (15) days of receipt of the Company's audited consolidated financial statements, but in no event prior to the date on which the Compensation Committee of the Company has certified in writing that the performance goals upon which the Incentive Compensation is based have been met. In the event the Executive does not reimburse the Company for any Adjustment within such fifteen-day period, the Company shall have the right to offset the Adjustment against any other payments due to the Executive hereunder.
                    (g) For purposes of determining the Executive's Incentive Compensation for any year during the Term:

                         (i)  the Executive's Base Salary taken into account
shall be equal to the Executive's Base Salary as of March 31 of the calendar year for which the Incentive Compensation is payable, and

                        (ii) the maximum amount of Base Salary that may be taken into account shall be $600,000.

               3.4 DEFERRED COMPENSATION. The Executive shall be entitled to deferred compensation equal to .67 of his Base Salary (the "Deferred Compensation"), vesting and payable as set forth below, for each year during the Term that (i) both Net Revenues and EBT are equal to or greater than applicable Projected Net Revenues and Projected EBT as set forth in the applicable Plan (as determined in accordance with Section 3.3(b)), (ii) Net Revenues for such year have increased at least 13.5% over Net Revenues for the prior year, and (iii) EBT for such year has increased at least 22.5% over EBT for the prior year.

         The Executive's rights in and to the Deferred Compensation for each year shall vest as follows:

                    (i) The Executive shall vest in 50% of the Deferred Compensation payable for any year during the Term on the January 1 first following the third anniversary of December 31 of the year in which Deferred Compensation is earned by the Executive, provided that the Executive is still employed by the Company at such time;

                    (ii) The Executive shall vest in an additional 25% of the Deferred Compensation payable for any year during the Term on the January 1 first following the fourth anniversary of December 31 of the year in which Deferred Compensation is earned by the Executive, provided that the Executive is still employed by the Company at such time;

                    (iii) The Executive shall vest in the final 25% of the Deferred Compensation payable for any year during the Term on the January 1 first following the fifth anniversary of December 31 of the year in which Deferred Compensation is earned by the Executive, provided that the Executive is still employed by the Company at such time; and

                    (iv) Notwithstanding the foregoing, the Executive shall not be required to remain employed by the Company after the Expiration Date in order to vest in Deferred Compensation vesting after the Expiration Date, provided that the Executive is employed by the Company pursuant to this Agreement through the Expiration Date. Furthermore, should the Company and the Executive enter into another employment agreement or amend or extend this Agreement for an additional period of five years or more, then, immediately following the Expiration Date, the remaining unvested portion of the Deferred Compensation shall immediately become vested.

Subject to Section 3.6 hereof, upon or after the Executive's vesting in any Deferred Compensation, whether during or after the Term, such Deferred Compensation shall be paid to the Executive. Subject to Section 3.6 hereof, payments shall be made on the date on which the Executive's Deferred Compensation vests (the "Vesting Date"), or on such later date elected in writing by the Executive at least one year prior to the earlier of the Vesting Date or the Expiration Date.

                         For purposes of determining the Deferred Compensation
earned for any year during the Term:

                         (i)  the Executive's Base Salary taken into account
shall be equal to the Executive's Base Salary as of the March 31 of the calendar year for which the Deferred Compensation is payable, and

                        (ii) the maximum amount of Base Salary that may be taken into account shall be $600,000.

                        In no event shall any Deferred Compensation earned for any year be paid prior to the date on which the Compensation Committee of the Company has certified in writing that the performance goals upon which the Deferred Compensation is based have been met.

               3.5 BOARD ELECTION ON PAYMENT OF COMPENSATION. At the election of the Board, all or any portion of the compensation or any other amounts due to the Executive pursuant to this Section 3 or any other section of this Agreement shall be paid by Factors.

               3.6  EVENT OF NON-DEDUCTIBILITY.

                    SECTION 162(M) LIMITS. Notwithstanding any other provision of this Agreement, if the Company becomes a separate publicly-held corporation (a "Separate Publicly Held Corporation") for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (collectively, "Section 162(m)"), then for each calendar year that ends after the first regularly scheduled meeting of the Company's shareholders that occurs more than 12 months after the Company becomes a Separate Publicly Held Corporation, payment of the portion (the "Section 162(m) Portion") of the Executive's Incentive Compensation and Deferred Compensation that would not otherwise be deductible by reason of Section 162(m) (determined after taking into account all other remuneration required to be taken into account under
Section 162(m) for the year), shall be subject to the following conditions:
(i) the performance goals set forth in Sections 3.3 and 3.4 that must be satisfied in order for the Section 162(m) Portion to be earned for that year shall be subject to the approval of, and may be modified by, the Compensation Committee of the Company, at such times as may be required for the Section 162(m) Portion to be deductible under Section 162(m); (ii) payment of the
Section 162(m) Portion shall be subject to the approval by the shareholders of the Company of the material terms of the performance goals relating to the

Section 162(m) Portion before the Section 162(m) Portion is paid; and (iii) the maximum amount of Incentive Compensation and Deferred Compensation payable to the Executive is as set forth in Sections 3.3 and 3.4 and Exhibits "C" and "D." In addition, the grant of options to purchase shares of Common Stock pursuant to
Section 4.5 hereof shall be subject to and conditioned upon (i) the approval by either the Stock Option Committee of Capital Bancorp before the Company becomes a Separate Publicly Held Corporation or the Compensation Committee of the Company after the Company becomes a Separate Publicly Held Corporation, and (ii) the approval by shareholders of the Company after the Company becomes a Separate Publicly Held Corporation, of a stock option plan pursuant to which the options shall be granted.

               3.7 NO PAYMENT IN VIOLATION OF APPLICABLE LAW OR REGULATION. Notwithstanding anything else contained herein, no payment shall be made hereunder that constitutes a golden parachute payment or prohibited indemnification payment in violation of 12 CFR Part 359.

        4.   EXPENSE REIMBURSEMENT AND OTHER BENEFITS.

               4.1 REIMBURSEMENT OF EXPENSES. During the term of Executive's employment hereunder, the Company or the Subsidiaries, upon the submission of proper substantiation by the Executive, shall reimburse the Executive for all reasonable expenses actually paid or incurred by the Executive in the course of and pursuant to the business of the Company or the Subsidiaries. The Executive shall account to the Company or the relevant Subsidiary in writing for all expenses for which reimbursement is sought and shall supply to the Company or the relevant Subsidiary copies of all relevant invoices, receipts or other evidence reasonably requested by the Company or the relevant Subsidiary.

               4.2 OTHER BENEFITS. The Executive shall be entitled to participate in all medical and hospitalization, group life insurance, and any and all other plans as are presently and hereinafter offered by the Company to its executives. The Executive shall be entitled to four weeks of vacation every year. During the term of this Agreement, the Company shall continue to pay for the Executive's membership in a country club on terms consistent with past practices.

               4.3  WORKING FACILITIES. The Company shall furnish the
Executive with an office, secretarial help and such other facilities and services suitable to his position and adequate for the performance of his duties hereunder.

               4.4 AUTOMOBILE. The Company shall continue to provide the Executive with the use of an automobile comparable to the existing automobile provided to Executive, together with reimbursement of the operating expenses thereof.

               4.5 STOCK OPTIONS. In the event the Company sells its common stock, par value $.01 per share (the "Common Stock"), pursuant to any registration statement declared effective under the Securities Act of 1933, as amended (the "Public Offering") during the Term, then, subject to the terms and conditions of this Section 4.5, the Company shall grant to the Executive sufficient non-qualified options to purchase the Company's Common Stock so that at the end of the Term, the Executive will have been granted non-qualified options to purchase one percent (1.0%) of the total issued and outstanding shares of the Company's Common Stock, after giving effect to the Public Offering. The number of shares of Common Stock subject to the options granted hereunder shall be adjusted for any subsequent stock splits, stock dividends or similar recapitalizations of the Company's Common Stock which results in an increase or decrease of the number of shares of outstanding Common Stock of the Company. Such options will be granted under (and therefore be subject to all terms and conditions of) the Company's stock option plan in effect at that time and all rules and regulations of the Securities and Exchange Commission applicable to stock option plans then in effect, and will contain such restrictions as required by the Board or applicable committee thereof. The options will (i) be granted upon effectiveness of the Public Offering, and (ii) have a per share exercise price equal to the Public Offering price of the Common Stock. The options shall vest as determined by the Board. The Executive may be considered for the grant of options under the Capital Bancorp Stock Option Plan pursuant to the terms thereof and subject to the restrictions contained therein, including those as to eligibility.

               5.   TERMINATION.

                    5.1 TERMINATION FOR CAUSE. The Company shall at all times have the right, upon written notice to the Executive, to terminate the Executive's employment hereunder, for cause. For purposes of this Agreement, the term "cause" shall mean (i) an action or omission of the Executive which constitutes a willful and material breach of this Agreement which is not cured within fifteen (15) days after receipt by the Executive of written notice of same, (ii) fraud, embezzlement, misappropriation of funds or breach of trust,
(iii) any criminal act which is a felony, (iv) gross negligence in connection with the performance of the Executive's duties hereunder, (v) material and willful or knowing failure or refusal (other than as a result of a disability) by the Executive to perform his duties hereunder, or (vi) the written request by any regulatory agency that regulates Capital Bank or Capital Bancorp that the Executive be removed from his duties hereunder, such written request to set forth in detail the basis therefor. Any termination for cause shall be made in writing to the Executive, which notice shall set forth in detail all acts or omissions upon which the Company is relying for such termination. The Executive shall have the right to address the Company's Board regarding the acts set forth in the notice of termination. Upon any termination pursuant to this Section 5.1, the Executive shall be entitled to be paid his Base Salary to the date of termination and the Company shall have no further liability hereunder (other than for (i) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1, and
(ii) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs).

                    5.2 DISABILITY. The Company shall at all times have the right, upon written notice to the Executive, to terminate the Executive's employment hereunder, if the Executive shall, as the result of mental or physical incapacity, illness or disability, become unable to perform his obligations hereunder for a period of 90 consecutive days. Upon any termination pursuant to this Section 5.2, the Company shall (i) pay to the Executive any unpaid Base Salary through the effective date of termination specified in such notice, (ii) pay to the Executive the Incentive Compensation, if any, not yet paid to the Executive for any year prior to such termination, at such time as the Incentive Compensation would otherwise have been payable to the Executive,
(iii) pay to the Executive a severance payment equal to three (3) months of the Executive's Base Salary at the time of such disability, (iv) pay to the Executive (within 45 days after such termination) a pro rata portion of the Incentive Compensation, if any, for the year in which such termination occurs, as calculated pursuant to the terms of Section 3.3; provided that, for purposes of such calculation, (x) Net Revenues and EBT shall be calculated for the portion of the year through the end of the month prior to the month in which such termination occurs, and based upon unaudited financial information prepared in accordance with generally accepted accounting principles, applied consistently with prior periods, as approved and reviewed by the Board, (y) Target Net Revenues and Target EBT shall be modified by multiplying each by a fraction, the numerator of which is the number of months in the year through the month prior to the month in which termination occurs and the denominator of which is 12 and (z) in determining the Net Revenues Bonus and EBT Bonus, Base Salary shall be the amount of Base Salary actually paid to the Executive during the year of termination other than pursuant to Section 5.2(iii), and (v) pay to the Executive, within 45 days after the termination date, any Deferred Compensation earned in prior years during the Term, whether or not vested, and a pro rata portion of the Deferred Compensation for the current year, if any. Whether any Deferred Compensation is due for the current year shall be determined pursuant to Section 3.4(i)-(iii) after multiplying each of Net Revenues and EBT for the year through the month prior to the month in which termination occurs by a fraction, the numerator of which is 12 and the denominator of which is the number of months in the year through the month prior to the month in which termination occurs, and using the product of each in performing the calculations under Section 3.4(i)-(iii). If Deferred Compensation is due, the amount due shall be calculated by multiplying .67 by the amount of Base Salary paid to the Executive for the year other than pursuant to Section 5.2(iii). The Company shall have no further liability hereunder (other than for (i) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however to the provisions of Section 4.1, and (ii) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs).

                    5.3 DEATH. In the event of the death of the Executive during the term of his employment hereunder, the Company shall (i) pay to the estate of the Executive any unpaid Base Salary through the Executive's date of death, (ii) pay to the estate of the deceased Executive the Incentive Compensation, if any, not yet paid to the estate of the Executive for any year prior to the date of death, at such time as the Incentive Compensation would otherwise have been payable to the Executive, (iii) pay to the estate of the Executive (within 45 days after such termination) a pro rata portion of the Incentive Compensation, if any, for the year in which such termination occurs, as calculated pursuant to the terms of Section 3.3; provided that, for purposes of such calculation, (x) Net Revenues and EBT shall be calculated for the portion of the year through the end of the month prior to the month in which such termination occurs, and based upon unaudited financial information prepared in accordance with generally accepted accounting principles, applied consistently with prior periods, as approved and reviewed by the Board, (y) Target Net Revenues and Target EBT shall be multiplied by multiplying each by a fraction, the numerator of which is the number of months in the year through the month prior to the month in which termination occurs and the denominator of which is 12 and (z) in determining the Net Revenues Bonus and EBT Bonus, Base Salary shall be the amount of Base Salary actually paid to the Executive during the year of termination, and (iv) pay to the estate of the Executive, within 45 days after the termination date, any Deferred Compensation earned in prior years during the Term, whether or not vested, and a pro rata portion of the Deferred Compensation for the current year, if any. Whether any Deferred Compensation is due for the current year shall be determined pursuant to Section 3.4(i)-(iii) after multiplying each of Net Revenues and EBT for the year through the month prior to the month in which termination occurs by a fraction, the numerator of which is 12 and the denominator of which is the number of months in the year through the month prior to the month in which termination occurs, and using the product of each in performing the calculations under Section 3.4(i)-(iii). If Deferred Compensation is due, the amount due shall be calculated by multiplying
 .67 by the amount of Base Salary paid to the Executive for the year. The Company shall have no further liability hereunder (other than for (i) reimbursement for reasonable business expenses incurred prior to the date of the Executive's death, subject, however to the provisions of Section 4.1, and (ii) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs).


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                    5.4  TERMINATION WITHOUT CAUSE. At any time the Company
shall have the right to terminate the Executive's employment hereunder by written notice to the Executive. Upon any termination pursuant to this Section
5.4 (that is not a termination under any of Sections 5.1, 5.2, 5.3, 5.5 or 5.6), the Company shall (i) pay to the Executive any unpaid Base Salary through the effective date of termination specified in such notice, (ii) subject to the last sentence of this Section 5.4, continue to pay the Executive's Base Salary through the Expiration Date, in the manner and at such time as the Base Salary would otherwise have been payable to the Executive, (iii) pay to the Executive the Incentive Compensation, if any, not yet paid to the Executive for any year prior to such termination, at such time as the Incentive Compensation would otherwise have been payable to the Executive, (iv) pay to the Executive (within 45 days after such termination) a pro rata portion of the Incentive Compensation, if any, for the year in which such termination occurs, as calculated pursuant to the terms of Section 3.3; provided that, for purposes of such calculation, (x) Net Revenues and EBT shall be calculated for the portion of the year through the end of the month prior to the month in which such termination occurs, and based upon unaudited financial information prepared in accordance with generally accepted accounting principles, applied consistently with prior periods, as approved and reviewed by the Board, (y) Target Net Revenues and Target EBT shall be multiplied by multiplying each by a fraction, the numerator of which is the number of months in the year through the month prior to the month in which termination occurs and the denominator of which is 12 and (z) in determining the Net Revenues Bonus and EBT Bonus, Base Salary shall be the amount of Base Salary actually paid to the Executive during the year of termination other than pursuant to Section 5.4(ii), and (v) pay to the Executive, within 45 days after the termination date, any Deferred Compensation earned in prior years during the Term, whether or not vested, and a pro rata portion of the Deferred Compensation for the current year, if any. Whether any Deferred Compensation is due for the current year shall be determined pursuant to Section 3.4(i)-(iii) after multiplying each of Net Revenues and EBT for the year through the month prior to the month in which termination occurs by a fraction, the numerator of which is 12 and the denominator of which is the number of months in the year through the month in which termination occurs, and using the product of each in performing the calculations under Sections 3.4(i)-(iii). If Deferred Compensation is due, the amount due shall be calculated by multiplying .67 by the amount of Base Salary paid to the Executive for the year other than pursuant to Section 5.4(ii). The Company shall have no further liability hereunder (other than for (i) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1, and (ii) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs). Notwithstanding the foregoing, if the Executive shall find other employment prior to the Expiration Date, then the Executive shall notify the Company in writing of the date and terms of such employment and the Company shall be entitled to reduce the amount payable to the Executive pursuant to
Section 5.4(ii) during the period from the commencement of such other employment until the Expiration Date (the "Other Employment Period") by the compensation payable to the Executive for services rendered in connection with such other employment during the Other Employment Period. Nothing contained in this Section
5.4 or elsewhere herein shall relieve that Executive from any obligation to comply with any of the provisions of Section 6 hereof, which shall remain binding on the Executive.

                    5.5 RESIGNATION BY EXECUTIVE. The Executive shall at all times have the right, upon 90 days written notice to the Company, to terminate the Executive's employment hereunder. Upon any termination pursuant to this
Section 5.5, the Executive shall be entitled to be paid his Base Salary to the date of termination and the Company shall have no further liability hereunder (other than for (i) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1, and (ii) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs).

                    5.6  CHANGE IN CONTROL OF THE COMPANY. In the event that
(x) a Change in Control (as hereafter defined) in the Company shall occur during the Term, and (y) within one year of such Change in Control, the Executive is
(i) assigned any position, duties or responsibilities that are significantly diminished or changed when compared with the position, duties or responsibilities of the Executive prior to such Change in Control, (ii) forced to relocate to another location more than 50 miles from his location prior to the Change in Control or (iii) no longer provided coverage under benefit programs in existence prior to the Change in Control (unless a comparable substitute is offered) (any of (i) to (iii) being hereinafter referred to as an "Event"); then the Executive, by written notice to the Company at any time within the thirty (30) day period following the occurrence of an Event, shall have the right to terminate his employment hereunder. For purposes of this Agreement, the term "Change in Control" shall be deemed to have occurred if (a) Capital Bank and any other direct or indirect subsidiaries of Capital Bancorp ("Corporate Affiliates"), after aggregating all the shares of the Company held by such entities, no longer own enough shares of the Company to, in the aggregate, be the largest single shareholder of the Company, (b) Capital Bank and its Corporate Affiliates, in the aggregate, cease to own at least 25% of the outstanding Common Stock of the Company; or (c) there occurs any transaction which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan (collectively, "Transaction") that has the result that (i) shareholders of Capital Bancorp immediately before such Transaction cease to own at least 51% of the voting stock of Capital Bancorp or of any entity that results from the participation of Capital Bancorp in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction and (ii) any person or group of persons acting in concert acquire in excess of 40% or more of the outstanding voting stock of Capital Bancorp; provided, however, that it shall not constitute a "Change in Control" if all or part of the shares in the Company are distributed to shareholders of Capital Bancorp, regardless of the manner in which such shares are distributed. In the event that Capital Bank and Capital Bancorp make such a distribution then, thereafter, a "Change in Control" shall be deemed to have occurred only upon the following: (a) the shareholders of the Company shall approve and the Company shall consummate a plan of merger, consolidation, reorganization, liquidation or any other form of corporate transaction in which shareholders of the Company immediately before such transaction cease to own at least 51% of the voting stock of the Company or any other entity that results from the participation of the Company in any of the foregoing; or (b) the shareholders of the Company shall approve and the Company shall consummate a plan for the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Company.

         Upon termination by the Executive pursuant to this Section 5.6, the Company shall (i) pay to the Executive any unpaid Base Salary through the effective date of termination specified in such notice, (ii) pay to the Executive the Incentive Compensation, if any, not yet paid to the Executive for any year prior to such termination, at such time as the Incentive Compensation would otherwise have been payable to the Executive, (iii) pay to the Executive (within 45 days after such termination) a pro rata portion of the Incentive Compensation, if any, for the year in which such termination occurs, as calculated pursuant to the terms of Section 3.3; provided that, for purposes of such calculation, (x) Net Revenues and EBT shall be calculated for the portion of the year through the end of the month prior to the month in which such termination occurs, and based upon unaudited financial information prepared in accordance with generally accepted accounting principles, applied consistently with prior periods, as approved and reviewed by the Board, (y) Target Net Revenues and Target EBT shall be multiplied by multiplying each by a fraction, the numerator of which is the number of months in the year through the month prior to the month in which termination occurs and the denominator of which is 12 and (z) in determining the Net Revenues Bonus and EBT Bonus, Base Salary shall be the amount of Base Salary actually paid to the Executive during the year of termination other than as a lump sum pursuant to Section 5.6, (iv) pay to the Executive, within 45 days after the termination date, any Deferred Compensation earned in prior years during the Term, whether or not vested, and a pro rata portion of the Deferred Compensation for the current year, if any (whether any Deferred Compensation is due for the current year shall be determined pursuant to

Section 3.4(i)-(iii) after multiplying each of Net Revenues and EBT for the year through the month prior to the month in which termination occurs by a fraction, the numerator of which is 12 and the denominator of which is the number of months in the year through the month in which termination occurs, and using the product of each in performing the calculations under Sections 3.4(i)-(iii). If Deferred Compensation is due, the amount due shall be calculated by multiplying
 .67 by the amount of Base Salary paid to the Executive for the year other than as a lump sum pursuant to this Section 5.6); and (v) pay to the Executive a lump sum equal to the sum of (a) two years' Base Salary at the date of termination plus (b) the product of his Incentive Compensation for the prior year multiplied by two. In the event that the Executive's employment is terminated by the Company within one year following a Change in Control and Without Cause, then, in lieu of the compensation in clause (v) of this paragraph above, the Company shall pay to the Executive a lump sum equal to the sum of (a) two years' Base Salary at the date of termination and (b) the product of the sum of his Incentive Compensation and Deferred Compensation for the prior year multiplied by two. The Company shall also continue to pay the premiums for the same or substantially similar medical and hospitalization, life and other insurance coverage provided to the Executive pursuant to Section 4.2 hereof for a period of two years from the date of termination. In addition, all options held by the Executive to purchase shares of Common Stock shall immediately vest in the Executive, subject to any other restrictions contained in the applicable option agreement or option plan. The Company shall have no further liability hereunder (other than for (i) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1, and (ii) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs).

               6.   RESTRICTIVE COVENANTS.

                    6.1 NON-COMPETITION. For the period through the Expiration Date (except that, if the Executive's employment is terminated pursuant to Sections 5.4 or 5.6 hereof, the period shall be the greater of (i) one year after such termination date, but in no event beyond the Expiration Date, or (ii)
(A) if the termination is pursuant to Section 5.4, the period of time that or for which the Executive is receiving Base Salary payments or (B) if the termination is pursuant to Section 5.6, the period of time with respect to which the Executive receives a lump sum Base Salary payment pursuant to Section 5.6 (identified as two years in Section 5.6), the Executive shall not, directly or indirectly, engage in or have any interest in any sole proprietorship, partnership, corporation or business or any other person or entity (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that directly or indirectly engages in competition with the Company in any state in which the Company operates or has a client or customer at the time of such termination; provided that such provision shall not apply to the Executive's ownership of Common Stock of the Company or the acquisition by the Executive, solely as an investment, of securities of any issuer that is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system or automated dissemination of quotations of securities prices in common use, so long as the Executive is not a member of any control group (within the meaning of the rules and regulations of the Securities and Exchange Commission) of any such issuer.

                    6.2 NONDISCLOSURE. The Executive shall not divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any confidential information pertaining to the business of the Company. Any confidential information or data now or hereafter acquired by the Executive with respect to the business of the Company (which shall include, but not be limited to, information concerning the Company's financial condition, prospects, customers, sources of leads and methods of doing business) shall be deemed a valuable, special and unique asset of the Company that is received by the Executive in confidence and as a fiduciary, and Executive shall remain a fiduciary to the Company with respect to all of such information.

                    6.3 NONSOLICITATION OF EMPLOYEES AND CLIENTS. For the period through the Expiration Date, and for a period of two years following the Expiration Date (except that, the period shall be six months after the Expiration Date if (i) the Executive is employed by the Company on the Expiration Date, and (ii) the Company has not offered, at or prior to the Expiration Date, to employ the Executive after the Expiration Date on terms that provide for payment of (x) a base salary equal to or greater than the Base Salary (adjusted for cost-of-living increases) being paid to the Executive on the Expiration Date, and (y) incentive compensation on terms equal to or greater than the Incentive Compensation terms in effect as of the Expiration Date); the Executive shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity (i) employ or attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period in excess of six months, and/or
(ii) call on or solicit any of the actual or targeted prospective clients of the Company on behalf of any person or entity in connection with any business competitive with the business of the Company, nor shall the Executive make known the names and addresses of such clients or any information relating in any manner to the Company's trade or business relationships with such customers, other than in connection with the performance of Executive's duties under this Agreement.

                    6.4 BOOKS AND RECORDS. All books, records and accounts relating in any manner to the customers or clients of the Company, whether prepared by the Executive or otherwise coming into the Executive's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company on termination of the Executive's employment hereunder or on the Company's request at any time.

                    6.5 DEFINITION OF COMPANY. As used in this Section 6, the term "Company" shall also include Factors and any existing or future subsidiaries of the Company that are operating during the time periods described herein.

                    6.6 ACKNOWLEDGEMENT BY EXECUTIVE. The Executive acknowledges and confirms that the length of the term of the provisions of this
Section 6 and the geographical restrictions contained in Section 6.1 are fair and reasonable and not the result of overreaching, duress or coercion of any kind. The Executive further acknowledges and confirms that his observance of each of the covenants contained in this Section 6 will not cause him any undue hardship, financial or otherwise, and that such covenants are fair and reasonable and are reasonably required for the protection of the interests of the Company, its affiliates, officers and directors, and to prevent irreparable harm to the foregoing. The Executive acknowledges and confirms that his special knowledge of the business of the Company is such as would cause the Company serious injury or loss if he were to use such ability and knowledge to the benefit of a competitor or were to compete with the Company in violation of the terms of this Section 6.

                    6.7 SURVIVAL. The provisions of this Section 6 shall survive the termination of this Agreement, as applicable.

               7. INJUNCTION. It is recognized and hereby acknowledged by the parties hereto that a breach by the Executive of any of the covenants contained in Section 6 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Section 6 of this Agreement by the Executive or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

               8. ASSIGNMENT. The Executive agrees that the Company and Factors shall have the right to assign this Agreement. The Executive shall not delegate his employment obligations hereunder, or any portion thereof, to any other person.

               9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

               10. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and, upon its effectiveness, shall supersede all prior agreements, understandings and arrangements, both oral and written, between the Executive, the Company and Factors (or any of their affiliates) with respect to such subject matter. This Agreement may not be modified in any way unless by a written instrument signed by the Company, Factors and the Executive.

               11. NOTICES: Any notice required or permitted to be given hereunder shall be deemed given when delivered by hand or when deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, (i) if to the Company or Factors, to the address of the Company's principal offices in Fort Lauderdale, Florida, with a copy to Capital Bank, 1221 Brickell Avenue, Miami, Florida 33133, Attention: President, and (ii) if to the Executive, to his address as reflected on the payroll records of the Company, or to such other address as either party hereto may from time to time give notice of to the other.

               12. BENEFITS; BINDING EFFECT. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where applicable, assigns, including, without limitation, any successor to the Company and Factors, whether by merger, consolidation, sale of stock, sale of assets or otherwise.

               13. SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

               14. WAIVERS. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

               15. DAMAGES. Nothing contained herein shall be construed to prevent the Company, Factors and/or the Executive from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement. In the event that either party hereto brings suit for the collection of any damages resulting from, or the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the party found to be at fault shall pay all reasonable court costs and attorneys' fees of the other.

               16. SECTION HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

               17. NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Company, the parties hereto and their respective heirs, personal representatives, legal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.

               18. INDEMNIFICATION. Subject to limitations imposed by law, the Company shall indemnify the Executive to the fullest extent permitted by law.

               19. WAIVER OF JURY TRIAL. THE UNDERSIGNED EXPRESSLY (I) WAIVE ANY RIGHT TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT OR IN ANY WAY RELATED OR INCIDENTAL TO THE PERFORMANCE OF THE PARTIES' OBLIGATIONS HEREUNDER, AND (II) AGREE THAT THE COMPANY, FACTORS OR THE EXECUTIVE MAY FILE AN ORIGINAL COUNTERPART OR COPY OF THIS SECTION 19 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT TO THE WAIVER OF THE RIGHT TO TRIAL BY JURY.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                    COMPANY:
                                    CAPITAL FACTORS HOLDING, INC.


                                    By:  /s/ JAVIER J. HOLTZ
                                         -------------------------



                                    FACTORS:
                                    CAPITAL FACTORS, INC.


                                    By:  /s/ JAVIER J. HOLTZ
                                         -------------------------


                                    EXECUTIVE:

                                         /s/ JOHN W. KIEFER
                                    -------------------------------
                                    JOHN W. KIEFER

                                Form of Proxy



                        CAPITAL FACTORS HOLDING, INC.



             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



The undersigned hereby appoints John W. Kiefer and Ronald S. Chase, or any one of them with full power of substitution, proxies to vote at the Annual Meeting of Shareholders of Capital Factors Holding, Inc. (the "Company") to be held on May 23, 1997 at 10:00 a.m., local time, and at any postponements or adjournments thereof, hereby revoking any proxies heretofore given, all shares of Common Stock of the Company held or owned by the undersigned as directed on this proxy card, and in their discretion upon such other matters as may come before the meeting.



                 FOR              WITHHELD
1.  Election                                                        NOMINEES:        John W. Kiefer
    of           -----            ----------                                         Javier J. Holtz
    Directors;                                                                       Daniel M. Holtz
                                                                                     Stephen N. Ashman
      FOR, except vote withheld from the following nominees:                         Ronald S. Chase
                                                                                     Cynthia R. Cohen
                                                                                     Norman G. Einspruch
         -----------------------------------------                                   Jack D. Listanowsky
                                                                                     Harold L. Oshry
                                                                                     Bruce S. Raiffe


2.  Proposal to Approve the Capital Factors Holding, Inc. Stock Option Plan          FOR      AGAINST     ABSTAIN

                                                                                     ----       ----         ----


3.  Proposal to Approve the Material Terms of the Performance Goals Relating to the  FOR      AGAINST     ABSTAIN
    Incentive Compensation and Deferred Compensation Provisions Set Forth
    in the Employment Agreement between the Company and John W. Kiefer,
    Chief Executive Officer and President of the Company
                                                                                     ----       ----         ----



THIS PROXY IS REVOCABLE AND WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
DIRECTED BY THE UNDERSIGNED SHAREHOLDER.  UNLESS CONTRARY DIRECTION IS GIVEN,
THIS PROXY WILL BE VOTED "FOR" ALL OF THE NOMINEES FOR DIRECTOR, "FOR" PROPOSALS
2 AND 3 AND OTHERWISE IN THE DISCRETION OF THE PROXIES UPON ALL OTHER MATTERS
THAT MAY COME BEFORE THE MEETING.

Please mark, sign, date and return this proxy card promptly, using the enclosed envelope.

Signature                    Date                ,1997 Signature                  Date                 , 1997
          ------------------      ---------------               ------------------     ----------------
                                                                (If held jointly)

Note: Please sign exactly as your name(s) appears hereon.  When signing in a representative capacity, please give title.
